Exhibit 10.17

Confidential Treatment Requested

PREMIER I-DEALER AGREEMENT

This Premier I-Dealer Agreement (this “Agreement”), dated this 1st day of July, 2003, (“Effective Date”) is between T-Mobile USA, Inc. d/b/a T-Mobile (f/k/a VoiceStream Wireless Corporation), a Delaware corporation, and its subsidiaries and affiliates, including companies under common control (including Powertel, Inc.) (Collectively “Company”), and InPhonic, Inc., a Delaware corporation (“I-Dealer”).

RECITALS

A.	Company provides or is authorized to provide wireless communications service (“Wireless Service”) directly to Subscribers utilizing authorized digital frequencies assigned by the Federal Communications Commission and accessed by digital wireless telephone equipment in the Area defined herein.

B.	I-Dealer desires to use Company’s experience, Confidential Information, Marks, and goodwill in order to promote and sell Company’s Wireless Services and Equipment through the Internet URL, inphonic.com (it’s “Web Site”), to Subscribers under the terms and conditions of this Agreement and the Exhibits.

NOW, THEREFORE, the parties agree as follows:

AGREEMENT

1.	DEFINITIONS; EXHIBITS; APPOINTMENT

1.1	Definitions. Certain capitalized terms used in this Agreement shall have the meanings specified herein or in Exhibit I hereto.

1.2	Attached Exhibits. This Agreement incorporates by this reference the T-Mobile Dealer Equipment and Prepay Product Policies (attached as Exhibit A); the Area as defined in attached Exhibit B; Exhibit C (reserved); the I-Dealer Compensation Schedule (attached as Exhibit D); the Sub-Dealer Site Checklist that includes a Sub-Dealer Site Profile provided by I-Dealer and a Sub- Dealer Site Terms and Conditions to be agreed to by each Sub-Dealer Site (attached as Exhibit E); the Premier I-Dealer Program Rules (attached as Exhibit F); the List of Restrictions (attached as Exhibit G); the Web Site Terms and Conditions (attached hereto as Exhibit H); the Definitions (attached as Exhibit I); and the Marks Rules (attached as Exhibit J. Unless otherwise stated, Company shall have the right, in its sole discretion, to amend any and all terms in each of the aforementioned Exhibits, and any addenda thereto, on thirty (30) days written notice to I-Dealer unless a shorter period is listed on the Exhibit, and any such amendment shall become part of this Agreement. I-Dealer’s continued marketing and sale of Company’s Wireless Service and Equipment after the effective date of any amendment shall constitute I-Dealer’s acceptance of such amendment.

1.3	Appointment of I-Dealer. Company hereby appoints I-Dealer as an authorized distributor of Company to promote, market and sell the Wireless Service and the Equipment directly to Subscribers through its Web Site as designated herein and, if applicable, via Sub-Dealer Sites in accordance with the terms and conditions of this Agreement. Company further agrees to sell, and I-Dealer agrees to purchase, the Equipment under the terms and conditions of this Agreement.

*** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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1.4	Certain Restrictions and Acknowledgements.

1.4.1	Company and I-Dealer acknowledge that their relationship is that of independent contracting parties and this Agreement does not create an agency, joint venture, partnership, employment relationship or franchise between them. Except as expressly set forth herein, neither Company nor I-Dealer shall have the authority to bind the other in any manner.

1.4.2	I-Dealer shall only sell Equipment provided by Company to Subscribers through its Web Site or Sub-Dealer Sites, and shall not sell or otherwise provide the Equipment, directly or indirectly, to any other person or entity, including without limitation other distributors or resellers. I-Dealer may not purchase or sell Equipment from or to dealers, retailers, resellers, or any other source without prior written permission from Company signed by an authorized representative of Company. Company may grant or withhold such permission in its sole discretion.

1.4.3	I-Dealer understands and acknowledges that it does not have an exclusive right to promote, market or solicit sales of Wireless Service or Equipment in the Area and that Company and other I-Dealers, dealers, agents, and affiliates of Company will also be promoting, marketing, selling and/or soliciting orders for Wireless Service and Equipment in close proximity to I-Dealer’s locations in the Area. I-Dealer further understands and acknowledges that Company intends to engage directly or indirectly through its direct sales force, other dealers, and other distribution channels within or outside of dealer’s distribution channel, in soliciting potential Subscribers for sale of Company’s Wireless Service and Equipment. I-Dealer has independently investigated the business outlined in this Agreement and its profitability (if any) and risks, and is not relying on any representation, guarantee, or statement of Company other than as set forth in this Agreement, including but not limited to any statement as to the size, potential, or demographic nature of the market in which Company’s Wireless Service is available.

1.4.4	I-Dealer shall be solely responsible for any contracts or commitments it enters into, or costs or expenses it incurs in connection with exercising its rights or performing its obligations under this Agreement.

1.4.5	I-Dealer understands and acknowledges that Company may, from time to time, in its sole discretion, restrict I-Dealer and its Personnel from promoting, marketing, advertising, selling or otherwise soliciting requests for Wireless Service or Equipment from potential Subscribers, or certain categories of potential Subscribers, under certain terms, promotions or rate plans (including without limitation restricting government and any other non-retail consumer rate plans) as such plans are defined by Company, and which are listed in Exhibit G. I-Dealer understands and acknowledges that Company may, in its sole discretion, amend its rate plans for Wireless Service, may add, delete, suspend or modify the terms and conditions for the Wireless Service, and may change I-Dealer’s commissions and other compensation stated herein I-Dealer shall not utilize any outbound telesales; broadcast text messaging unsolicited SPAM email or facsimile transmissions in order to sell Company’s Wireless Service and Equipment.

1.4.6

Company acknowledges that I-Dealer’s Web Site will also market offerings of competing carriers also covering the Areas to I-Dealer’s customers. Company acknowledges further that the I-Dealer’s Web Site will contain a variety of information, tutorials, reference

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content, promotions, advertisements, service ratings, and other services to assist I-Dealer’s customers in identifying telecommunications offerings to meet their needs.

2.	I-DEALER’S OBLIGATIONS

2.1	Marketing and Promotion. I-Dealer and its Personnel shall use their best efforts to actively promote, market, and sell Company’s Wireless Service and Equipment to actual and potential Subscribers. Without limiting the generality of the foregoing, I-Dealer and its Personnel shall: (a) Conduct their business and activities in such a manner so as to promote a positive image and good public relations for Company; (b) Participate in any promotional, marketing, sales, or advertising programs sponsored by Company that are mutually agreeable; (c) Maintain an adequate staff of qualified and experienced employees, operate and supply the organization, equipment, facilities, materials, and other resources necessary in order to perform this Agreement; (d) Be fully responsible for the quality of service of its personnel and for the conduct and sales techniques employed by them; (e) Identify Company at all times as the Wireless Service provider and identify and represent I-Dealer and its Sub-Dealer Sites as I-Dealers of Company, and not as having any other relationship or affiliation with Company; (f) Promptly report to Company all complaints it received with regard to Wireless Service and Equipment (including but not limited to warranty claims); (g) Establish and continuously maintain, at its sole cost, I- Dealer’s Web Site pursuant to the specifications on Exhibit I; and (h) not disparage or otherwise criticize Company, its parents, affiliates or its Wireless Service or Equipment.

2.2	Solicitation of Orders for Wireless Service and Equipment. I-Dealer shall only use methods mutually agreed to by the parties in gathering information relating to sale of Company’s Equipment and Wireless Service. I-Dealer and its Web Site shall at all times offer and sell only authorized Company rate plans. I-Dealer and its Web Site shall have no right, power or authority to make any representations or warranties regarding the Wireless Service except as expressly directed in writing by Company in its sole discretion. No contract between Company and a Subscriber shall exist until the customer activates Wireless Service. I-Dealer shall be solely responsible for establishing the prices at which it sells Equipment to Subscribers and Sub-Dealer Sites. Company shall have the right, in its sole discretion, to reject the enrollment of any Subscriber or to deactivate a Subscriber for nonpayment of Wireless Service. Except as expressly provided herein, I-Dealer shall have no right or obligation to bill or to collect from Subscribers or Subscribers any money or charges for the Subscriber’s use of Company Wireless Services.

2.3	Acceptance of Orders. All orders from potential Subscribers taken by I-Dealer or Personnel for the Wireless Service are subject to acceptance or rejection by Company in its sole discretion. Without limiting the generality of the foregoing, Company may reject orders or contracts that it deems contrary to its proprietary or legal interests. All Subscribers shall be customers of Company for purposes of the Wireless Services and shall not be considered customers of I-Dealer or its Web Site. With respect to its Wireless Service, Company shall be responsible for any credit verification, deposits, billing, collection, consolidation, rebilling, customer billing complaints, toll calls, bad debts, and fraudulent use by any Subscriber of any phone number assigned, unless I- Dealer or its Personnel are responsible for such losses to Company.

2.4	Deposits, Billings, and Collections. Company shall be solely responsible for all billings of Subscribers for Wireless Service, and all remittances resulting from such billings shall be made directly to Company and shall be the property of Company. If requested by Company, I-Dealer shall collect deposits and advance payments required by Company from new Subscribers prior to Activation and as described in Exhibit F.

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2.5	Compensation. I-Dealer shall have no right to compensation other than as earned in strict compliance with this Agreement and the Exhibits attached hereto. Company shall not pay any compensation to I-Dealer for any Subscriber Activations obtained by another dealer, reseller, or other Company distribution channel despite I-Dealer’s prior solicitation of the Subscriber placing the order.

2.6	Compliance with Laws. I-Dealer and its Web Site shall at all times comply with all applicable laws, regulations, licensing requirements, and other governmental requirements in performing its obligations and exercising its rights under this Agreement. I-Dealer warrants it holds all necessary federal, state, and local licenses and permits in order to sell the Wireless Service and Equipment in accordance with applicable law.

2.7	No Setoffs or Deductions. All obligations of I-Dealer to Company under this Agreement shall be absolute and independent of any other obligations imposed by this Agreement or by law, and shall not be subject to any setoff, deduction or counterclaim.

2.8	No Added Charges for Service. I-Dealer shall not sell Company’s Wireless Service at any rate other than those established by Company. I-Dealer shall not charge Subscribers any additional fees for Company’s Wireless Service (including but not limited to fees for activation, early termination Charge Backs, or credit card transactions) without Company’s prior written consent. I-Dealer may enter agreements with Subscribers relating to the Subscriber’s purchase of Equipment from I-Dealer, so long as such agreements do not conflict with Company’s Service Agreement and cancellation policies, or limit a customers right or otherwise penalize such customer for exercising its right to terminate the Wireless Service pursuant to Company’s Service Agreements.

3.	THE EQUIPMENT AND PREPAY PRODUCTS

3.1	Minimum Technical Standards. I-Dealer and its Web Site shall only sell and furnish to Subscribers Equipment sold to I-Dealer by Company or otherwise approved by Company in writing and in its sole discretion as meeting minimum FCC, CTIA and reasonable Company technical standards for transmission, regulatory compliance, and overall technical quality. I-Dealer acknowledges that Company may, in its sole discretion, refuse Wireless Service to any Subscriber using Equipment that does not meet such standards.

3.2	Branding and Marketing Standard. I-Dealer and its Web Site shall only sell and furnish Subscribers Equipment sold to I-Dealer by Company or otherwise approved by Company in writing and in its sole discretion as meeting Company’s branding and marketing requirements. I-Dealer and its Web Site shall not sell or furnish Equipment to Subscribers, which is branded by any other wireless carrier without prior written permission from Company.

3.3	Returns. Company is not responsible for any Equipment not purchased from Company and therefore will not accept any such Equipment as returnable items to Company for credit or replacement, unless I-Dealer is otherwise notified by Company in writing. I-Dealer shall delete all Subscriber personal information stored in returned Equipment before returning or reselling such Equipment.

3.4	I Dealer shall bear the entire risk of loss or damage to all Equipment from the time of delivery to I Dealer. I Dealer shall be responsible for collection of payment for sales of Equipment.

3.5	Used Equipment. I-Dealer and its Personnel shall only sell to Subscribers used Equipment originally supplied to I-Dealer and/or otherwise approved by Company. Unless otherwise

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approved by Company, I-Dealer and its Personnel shall not sell, reuse, exchange or otherwise transfer any used SIM Cards.

3.6	Equipment Supplied by Company. Company shall be under no obligation to offer any specific model or quantity of Equipment to I-Dealer. Company, at its sole option, may sell Equipment to I-Dealer for cash or, if Company so elects, under such credit terms as Company may extend from time to time. Company, at its sole option, also may supply Equipment to I-Dealer for purposes of demonstration to potential Subscribers under such terms as Company may extend from time to time. I-Dealer and its Web Site shall comply with the Equipment terms and conditions contained in Exhibit A. Upon termination of this Agreement, I-Dealer and its Web Site shall cease selling Equipment purchased from Company, and Company shall have the right to repurchase from I-Dealer at I-Dealer’s cost all Equipment sold to I-Dealer hereunder less any amount needed by Company to return Equipment to a re-sellable condition if not returned in such condition.

3.7	Security Interest. In order to secure I-Dealer’s obligations under this Agreement and any renewals, extensions, or amendments thereto, including its obligation to pay Company invoices when due, I-Dealer grants to Company a security interest in the following collateral: the Equipment wherever located, and other items or compensation of any kind payable to or obtained or possessed by I-Dealer from Company, including, without limitation, commissions, bonus payments, cooperative advertising funds, if any, and market development funds, if any. . I-Dealer agrees to execute, deliver to Company, and permit Company to file any financing statements as necessary in Company’s discretion to perfect Company’s security interest in the above-described collateral. I-Dealer appoints Company as I-Dealer’s agent for the purpose of executing, delivering, and filing any such financing statements. Upon a default under this Agreement, I-Dealer must pay immediately, without further notice or demand, all amounts due and owing from Dealer to Company. Nothing in this section shall limit the remedies available to Company under the other provisions of this Agreement.

4.	TRAINING, CONDUCT AND OPERATIONS

4.1	Training. All rights, obligations, and responsibilities relating to I-Dealer’s Personnel shall be those of I-Dealer. I-Dealer shall be fully responsible for the quality of the service of its personnel and for the conduct and sales techniques employed by them. Company, in its sole discretion, may determine which of I-Dealer’s sales and/or service Personnel will attend regular training courses offered by Company regarding the sale of and changes to the Wireless Service, or the demonstration, installation, or repair of the Equipment. I-Dealer shall allow only the Personnel certified by Company to sell the Wireless Service or demonstrate the Equipment. I-Dealer shall allow only the Personnel certified by Company or the Equipment manufacturer(s) or vendors(s) concerned to provide installation, repair, and warranty service.

4.2	Ethical Conduct/Injurious Business Practices. In all dealings with Subscribers and Company, I-Dealer and its Web Site shall be governed by the highest standards of honesty, integrity, fair dealing and ethical conduct. Conduct in violation of this section includes, but is not limited to: (a) business practices, promotions, or advertising which may be injurious to the reputation or business goodwill of Company or its Wireless Service, including, without limitation, violations of Section F.1 of Exhibit E, (b) falsification of any business records, (c) misrepresentations to Company or to any actual or potential Subscriber, (d) breach of Company payment terms policies, (e) a plea of no contest or the conviction of I-Dealer or any of its officers, directors or substantial shareholders for any offense involving fraud or dishonesty, or punishable by a term of imprisonment, or (f) I-Dealer’s engaging in any practice that is determined to be an illegal or unfair trade practice in violation of any applicable law. Any conduct violating the provisions of this section shall constitute a material breach of this Agreement.

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4.3	Records. Both parties agree to maintain at their principal place of business complete and accurate records of their business conducted pursuant to this Agreement. Records will include, but are not limited to, the information of all Subscribers that I-Dealer and its Web Site and Sub-Dealer Sites activate for Company, including sales, customer info, time, date, and details of order, and proof of Subscribers acceptance of Company’s terms and conditions of Wireless Service. Such records constitute Confidential Information that shall be returned to Company and all electronic copies shall be destroyed upon termination or expiration of this Agreement, or as otherwise required by Company. Twice each year during the Term of this Agreement, Company shall have the right to audit I-Dealer’s records maintained according to this section at I-Dealer’s business office during normal business hours upon prior written notice to I-Dealer. I-Dealer shall provide Company with verifiable evidence supporting subscriber’s agreement to the Company’s Subscriber Wireless Service agreements upon Company’s request and according to policies and procedures that may be issued by Company from time to time in its sole discretion

5.	SUB-DEALER SITES

5.1	Appointment and Approval of Sub-Dealer Sites. I-Dealer may appoint agents, independent contractors, or other entities, including “Strategic Partners” which are operated on the World Wide Web by third-parties (collectively, “Sub-Dealer Sites”) to promote, market, and sell the Wireless Service and Equipment only upon prior written approval of Company and under the terms and conditions contained herein, in Exhibits D and E, or as otherwise may be required by Company from time to time in its sole discretion. Prior to appointment as an Sub-Dealer Site, I-Dealer shall provide each potential Sub-Dealer Site with Company’s Sub-Dealer Site Sales Policies and Terms and Conditions attached as part of Exhibit D. Under such arrangements, I-Dealer may provide Sub-Dealer Sites with turnkey functionality for consumers to compare shop and purchase Company’s Equipment and Services. I-Dealer shall be directly responsible for fulfillment of all customer orders, activation, and inventory provisioning pursuant to the provisions of this Agreement. Company reserves the right to modify its terms, conditions and other rules governing Sub-Dealer Sites from time to time. I-Dealer agrees that upon notice of such modification, I-Dealer shall notify all Sub-Dealer Sites of such modification(s). I-Dealer shall be required to submit to Company a Sub-Dealer Site Approval form and obtain Company’s prior written approval of any Sub-Dealer Site prior to authorizing any sales through a Sub-Dealer Site. Company, in its sole discretion, shall have the right to approve or disapprove of any proposed Sub-Dealer Site. Further, Company, in its sole discretion, may terminate any Sub-Dealer Site upon prior written notice to I-Dealer. I-Dealer shall not be permitted to link to other web sites, or pay referral fees to Company’s dealers or sub-dealers, in connection with the sale of Company’s Wireless Service or Equipment except with Company’s prior written approval, to be exercised in Company’s sole discretion.

5.2	Breach by an Sub-Dealer Site. I-Dealer shall be fully responsible for all acts and omissions of its Sub-Dealer Sites and shall require that Sub-Dealer Sites adhere to all terms and conditions of this Agreement. Any breach by an Sub-Dealer Site of the terms of this Agreement shall be considered a breach by I-Dealer and shall entitle Company to pursue all rights and remedies it may have under the Agreement or under the law.

5.3

Sub-Dealer Site Contract. Prior to Company’s approval of any Sub-Dealer Site, I-Dealer shall submit to Company for its review and approval any and all proposed changes or amendments to the Sub-Dealer Site Agreement. Company may deny approval of any Sub-Dealer Site Agreement that Company deems is contrary to its legal or commercial interests. I-Dealer will provide full disclosure to Company of all agreements between

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I-Dealer and its Sub-Dealer Sites, and will provide copies of such agreements, upon Company’s request.

5.4	Existing Sub-Dealer Sites. I-Dealer shall disclose in writing the identity of any Sub-Dealer Sites existing at the time this Agreement is signed. Company shall approve or disapprove such Sub-Dealer Sites in writing in its sole discretion.

5.5	Company Termination of Sub-Dealer Sites. Company shall have the right, in its sole discretion and at any time during the term of this Agreement, to immediately terminate an Sub-Dealer Site upon written notice to I-Dealer

5.6	Non-Solicitation of Company’s Employees or I-Dealers. During the term of this Agreement and for one year thereafter, I-Dealer and anyone acting on its behalf shall not recruit or solicit employees, dealers, sub-dealers, agents or independent contractors of Company or of any other dealer of Company.

5.7	Prohibition on Sub-Dealer Sites. I-Dealer acknowledges and understands that Company and any Sub-Dealer Site or may, at any time, enter into a direct relationship with each other, without liability to I-Dealer, provided, however, that in doing so, Company shall not require such Sub-Dealer Site to represent Company exclusively, but shall permit such Sub-Dealer Site to continue its representation of I-Dealer with respect to all other products and services offered by or through I-Dealer as of the effective date of the direct agreement between Company and the Sub-Dealer Site.

5.8	Sub-Dealer Site Support. I-Dealer shall be responsible for providing adequate management support and resources to its Sub-Dealer Sites and their Personnel, and will abide by all of its contractual obligations with such Sub-Dealer Sites, and their Personnel including, without limitation, timely paying their commissions.

5.9	Sub-Dealer Site Compensation. I-Dealer shall be solely responsible for payment of any compensation owed, and for reporting any and all information used by Company for purposes of compensating I-Dealer.

5.10	Sub-Dealer Site Liability/Indemnification. As between I-Dealer and Company, I-Dealer shall be solely responsible for all risks and expenses incurred in connection with its actions and those of its Sub-Dealer Sites in the promotion, marketing, and sales of the Wireless Service and Equipment to Subscribers or any other acts required of I-Dealer pursuant to this Agreement or otherwise. I-Dealer shall indemnify Company with respect to any acts or omissions of Sub-Dealer Sites pursuant to section 10.1 of this Agreement.

6.	ADDITIONAL OBLIGATIONS OF THE PARTIES

6.1

Non-Diversion. I-Dealer acknowledges it has obtained significant goodwill from Company through use of its Confidential Information and Marks. During the term of this Agreement and for a period of one year after termination of this Agreement (whether voluntary or involuntary, with or without cause), I-Dealer shall not directly or indirectly (a) request any Subscriber in the Area whom I-Dealer knows to be a Subscriber of Company, to curtail or deactivate the Wireless Service, or cancel its relationship with Company, or (b) otherwise solicit, divert or attempt to divert any such Subscriber from patronizing Company, Company I-Dealers, Company retail stores or the Wireless Service. During such period, any Subscribers of Company who contact I-Dealer or its Sub-Dealer Sites regarding GSM Wireless Service shall be referred directly to

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Company; provided, however, nothing in this section shall limit I-Dealer’s ability to conduct general non-targeted advertising.

6.2	Confidential Information. “Company Confidential Information” means all information of or relating to Company (whether of a business, technical or other nature) which I-Dealer knows or reasonably should know to be confidential or proprietary. Without limiting the generality of the foregoing, “Company Confidential Information” includes all information not generally known to the public that relates to the business, technology, and Subscribers, finances, budgets, projections, proposals, practices of Company, including without limitation the terms of this Agreement, the identities of and all information regarding Subscribers, and all information relating to Company’s business plans and proposals, marketing plans and proposals, technical plans and proposals, and research and development. All Company Confidential Information will be considered trade secrets of Company and shall be entitled to all protections given by law to trade secrets. Any and all media (whether written, film, tape, optical, magnetic, opto-magnetic or otherwise) embodying any of the information described above shall also constitute Company Confidential Information. . “I-Dealer Confidential Information” shall include Dealer’s business information, technology, financial information, budgets, sales and/or revenue projections, proposals, agreements, business, marketing and technical plans and proposals, and research and development. Except for Subscriber Information, which under all circumstances shall be treated as Company Confidential Information, Company Confidential Information shall not include information which: (a) was in or entered the public domain through no fault of I-Dealer; (b) I-Dealer can show, by written evidence, was rightfully in I-Dealer’s possession prior to receipt thereof from Company; or (c) is disclosed to I-Dealer by a third party legally entitled to make such disclosure without breach of any obligation of confidentiality. I-Dealer Confidential Information shall not include information which: (a) was in or entered the public domain through no fault of Company; (b) Company can show, by written evidence, was rightfully in Company’s possession prior to receipt thereof from I-Dealer; or (c) is disclosed to Company by a third party legally entitled to make such disclosure without breach of any obligation of confidentiality

6.3

Non-Disclosure of Confidential Information. During the term of this Agreement and at all times thereafter, neither party shall directly or indirectly (a) use the other party’s Confidential Information for any purpose other than that for which it is used or disclosed under the terms of this Agreement, (b) disclose to any person or entity any Confidential Information or in any other way publicly or privately disseminate any Confidential Information, or (c) assist, authorize or encourage anyone else to use, disclose, or disseminate any Confidential Information. Without limiting the foregoing, I-Dealer and its Web Site shall not use Company Confidential Information related to Subscribers or potential Subscribers to directly or indirectly contact or communicate with Subscribers or potential Subscribers concerning the Company or its Wireless Service. Both parties agree that they shall: (a) hold all the other party’s Confidential Information in confidence using the same degree of care that such party uses to protect its own confidential and proprietary information (but in no event less than reasonable care); (b) use the Confidential Information only for the purpose of performing obligations under this Agreement; (c) reproduce any Confidential Information only to the extent necessary to perform such obligations; (d) restrict disclosure of and access to such Confidential Information only to those Personnel who are directly concerned with, and who agree to maintain the confidentiality of, the Confidential Information; and (e) take all precautions necessary and appropriate to guard the confidentiality of the Confidential Information, including informing employees who handle such information that it is confidential and not to be disclosed to others. Upon termination of this Agreement, all Confidential Information in the possession or control of either party or its Personnel (including all originals and copies of all or any portion of any Confidential Information) shall be promptly returned to the other party. I-Dealer and Company shall be responsible for ensuring compliance with this section

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6.3 by all of their Personnel. Any conduct violating the provisions of this section shall constitute a material breach of this Agreement.

7.	INTELLECTUAL PROPERTY RIGHTS

7.1	Marks. I-Dealer understands and acknowledges that the Marks, along with all Intellectual Property Rights associated therewith, are the property of Company. Subject to the terms and conditions of this Agreement (including this Section 7.1), Company grants I-Dealer a limited, personal, non-exclusive, non-transferable, revocable license during the term of this Agreement to use and reproduce such Marks as Company may authorize in writing from time to time, solely in connection with the performance of I-Dealer’s obligations under this Agreement. I-Dealer and its Web Site shall comply with all Marks Rules (as defined in Exhibit J herein) in its use and reproduction of the Marks. Any unauthorized use of the Marks, any use not in compliance with this Agreement or the Marks Rules, or any action that, in Company’s sole discretion, constitutes an infringement of the Marks by I-Dealer or its Web Site, shall constitute a material breach of this Agreement.

7.2	Company Rights; Termination. I-Dealer acknowledges that it has no rights in or to the Marks except as provided herein and shall not acquire any rights in the Marks or expectancy to their use as a result of any use of the Marks by I-Dealer, and that all goodwill arising out of any use of the Marks by, through or under I-Dealer shall inure solely to the benefit of Company. Following the termination of this Agreement, I-Dealer shall immediately discontinue use of any Marks (and any other trademarks or service marks which Company deems to be confusingly similar thereto) and shall promptly destroy, or, at Company’s option, forward to Company all advertising and promotional materials, displays, order forms, signage, and all other materials that contain any Marks.

7.3	Other Rights. I-Dealer acknowledges that the Equipment and Wireless Service involve valuable Intellectual Property Rights of Company or its licensors. As between I-Dealer and Company, Company shall retain all right, title, and interest therein, and no title to or ownership of any Intellectual Property Rights associated with any Equipment or Wireless Service is transferred to I-Dealer or any Subscriber pursuant to this Agreement.

7.4	Protection of Company Rights. I-Dealer will immediately notify Company of any infringement, misappropriation or violation of any Intellectual Property Rights of Company or its licensors that comes to I-Dealer’s attention. I-Dealer will not infringe or violate, and will use its best efforts to preserve and protect Company’s and its licensors’ interest in, all such Intellectual Property Rights. In the event of any such infringement, misappropriation or violation by or relating from the activities of I-Dealer or any of its officers, employees, agents, contractors or representatives, I-Dealer will promptly report such infringement, misappropriation or violation to Company and Company will take all steps reasonably necessary to terminate any such infringement, misappropriation or violation. Company or its designee will have exclusive control over the prosecution and settlement of any legal proceeding to enforce, to recover damages on account of any infringement, misappropriation or violation, or to defend any of its or its licensor’s Intellectual Property Rights. Without limiting the generality of the foregoing, I-Dealer will: (a) provide such assistance related to such proceeding as Company may reasonably request; and (b) assist Company in enforcing any settlement or order made in connection with such proceeding; provided that Company will reimburse the expenses reasonably incurred by I-Dealer to provide such assistance in accordance with Company’s requests for the same.

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8.	DEFAULT AND TERMINATION

8.1	Default and Termination.

8.1.1	Either party may terminate this Agreement for cause upon breach by the other party of any provision herein upon thirty (30) days prior written notice to the breaching party, provided that the breaching party has not cured the breach during the thirty (30) day period following the date of such notice.

8.1.2	Notwithstanding the provisions of Section 8.1.1, Company may terminate this Agreement immediately upon providing written notice with no opportunity for I-Dealer to cure in the following circumstances: (a) I-Dealer or its Personnel breaches the provisions of Exhibit E, Section F.1, Sections 4.2, 6.3, and/or 7.1 of this Agreement. the same or substantially the same breach within a period of twelve (12) consecutive months after the date of initial breach, regardless of whether I-Dealer cured the initial breach; (c) I-Dealer defaults under or terminates any other existing dealer agreement with Company in another Area; (d) I- Dealer’s default is material and results from intentional misconduct or grossly negligent acts or omissions; (e) I-Dealer attempts to assign any of its rights under this Agreement in contravention of Section 11.8; (f) I-Dealer has engaged in any deceptive, unethical or illegal trade practice in connection with the sale of Company’s Service or Equipment; (g) I-Dealer has made any material misrepresentation in the I-Dealer Application or Credit Application; (h) If I-Dealer becomes insolvent, makes any assignment for the benefit of its creditors, or is placed in receivership, liquidation or bankruptcy (whether voluntary or involuntary); or (i) Company sells, disposes of, or otherwise transfers its regulatory authority to operate or maintain licenses or its network in the Area.

8.1.3	I-Dealer may terminate this Agreement upon providing thirty (30) days written notice to Company in the following circumstances: Company breaches this Agreement and fails to cure such breach within such thirty (30) day notice period.

8.1.4	I-Dealer may terminate this Agreement immediately upon providing written notice with no opportunity for Company to cure in the following circumstances: (a) if after I-Dealer has given Company notice of breach under Section 8.1.1, Company commits the same or substantially the same breach within a period of twelve (12) consecutive months after the date of initial breach, regardless of whether Company cured the initial breach; (b) Company’s default is material and results from intentional misconduct or grossly negligent acts or omissions; (c) Company becomes insolvent, makes any assignment for the benefit of its creditors, or is placed in receivership, liquidation or bankruptcy (whether voluntary or involuntary); or (d) Company sells, disposes of, or otherwise transfers its regulatory authority to operate or maintain licenses or its network in the Area.

8.2	Term. Unless earlier terminated as provided herein, this Agreement shall have a three (3) year term, commencing as of the date stated above. The Agreement shall automatically terminate unless Company gives I-Dealer written notice of its intent to renew at least sixty (60) days prior to the end of the then current term. If Company gives notice of its intent to renew, I-Dealer may give notice at least thirty (30) days prior to the end of the then current term that it does not intend to renew and the Agreement shall terminate at the end of the then current term. If I-Dealer does not give such notice, the Agreement shall be renewed for an additional one-year term. Should the Agreement be renewed, I-Dealer agrees to execute the form of I-Dealer Agreement for I-Dealer’s Arca(s) in effect at the time of execution. I-Dealer acknowledges there is no promise of further renewals and I-Dealer shall have no expectancy in the continued existence of this Agreement.

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8.3	Effect of Termination. Upon termination or expiration of this Agreement, I-Dealer and its Web Site will immediately cease promoting, marketing, and otherwise selling the Wireless Services and Equipment. Each party shall fully perform any and all obligations under this Agreement incurred prior to the effective date of termination or expiration. All amounts owed by I-Dealer to Company, notwithstanding prior terms of sale, shall become immediately due and payable. Company, in its discretion, and with prior notice to I-Dealer, may offset and recoup any sums owed or to become owed to Company from I-Dealer against any sums owed by Company to I-Dealer. I-Dealer acknowledges and agrees that any amounts so set off shall be deemed to be a recoupment of amounts owed to Company, regardless of whether the amounts owed by I-Dealer and the amounts payable to I-Dealer arise under the same or separate I-Dealer or Dealer Agreements between I-Dealer and Company. All unshipped orders shall be cancelled without liability of Company to I-Dealer. I-Dealer shall promptly return to Company all Confidential Information as set forth in section 6.3 above, and all advertising and promotional materials as set forth in section 7.2 above, along with all Company-owned terminals and computer equipment, and shall immediately cease using Company’s Marks as set forth in section 7.2 above.

9.	NONSOLICITATION

9.1	Nonsolicitation. During the term of the Agreement and for one (1) year following the date of termination or expiration of the Agreement, I-Dealer hereby agrees not to intentionally direct any solicitation through any means, electronic or otherwise, to any Subscriber to terminate the Wireless Service and/or purchase any competitive service. Notwithstanding the foregoing, I- Dealer may continue to maintain its Web Site and promote the goods and services of competing providers of wireless services.

9.2	Contract Interpretation. To the extent a court of competent jurisdiction determines the provisions of this Section to be unenforceable as written, I-Dealer and Company authorize such court to construe and interpret this Section broadly, to provide Company with the maximum permissible protections against I-Dealer competition.

10.	INDEMNITY; CONSEQUENTIAL DAMAGES

10.1	General Indemnity. Subject to the provisions of Section 10.3 below, I-Dealer and Company hereby agrees to indemnify, defend, protect, and hold each other, and their respective parents, subsidiaries, affiliates, officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including but not limited to attorneys’ fees and disbursements, arising out of any negligent act or omission or willful misconduct of, or breach of this Agreement by, either party or its Personnel.

10.2	Indemnity as to Advertisements. In furtherance and not in limitation of the indemnification obligations of I-Dealer set forth in section 10.1, I-Dealer hereby agrees to indemnify, defend, protect, and hold Company, its parent, and its subsidiaries and affiliates, and each of their officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including, but not limited to, attorneys’ fees and disbursements, arising out of advertisements or promotional materials developed or used by I-Dealer (except advertisements and promotional materials that have been developed and provided by Company).

10.3

Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST REVENUE OR PROFITS, IN CONNECTION WITH THIS

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AGREEMENT OR ITS BREACH, OR ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS BETWEEN THEM, EVEN IF A PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. COMPANY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, NOT EXPLICITLY STATED IN THIS AGREEMENT, AND IN PARTICULAR DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.4	Insurance. Each party must, during the term of this Agreement and for one (1) year after, at its sole expense, obtain and keep in force the following insurance: (a) Commercial General Liability Coverage, including personal injury, bodily injury, advertising injury, property damage, operations hazard, independent contractor coverage, and contractual liability, in limits not less than $2,000,000 for each occurrence (combined single limit), with Company named as additional insured in the policy; and (b) Worker’s Compensation and Employer’s Liability insurance. Each party’s required insurance policies must be underwritten by reputable national insurers that are licensed to do business in the jurisdiction where that party is doing business. Each party agrees that, upon request of the other party, certificates of insurance will be delivered to the other party as soon as practicable. The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of any party to the other party.

11.	MISCELLANEOUS

11.1	Governing Law, Jurisdiction, Venue. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the State of New York, without regard to the conflict of laws or choice of law provisions thereof. Subject to the provisions of Section 11.12, I-Dealer and Company hereby submit to the jurisdiction and venue of any state court sitting in New York City, New York or any federal district court for the district in which said city is located

11.2	Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective:

(i)	upon receipt if delivered in person, or via telecopy;

(ii)	one day after deposit prepaid with a national overnight express delivery service; or

(iii)	three days after deposit in the United States mail.

Either party may change the following contact information upon written notice to the other party.

Notices shall be delivered or transmitted to:

If to I-Dealer:

InPhonic, Inc.

[***]

With a copy to [***] at the same address.

With a copy to:

[***]

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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If to Company:

President

[***]

With a copy to:

Legal Department

[***]

11.3	Entire Agreement. This Agreement represents the entire, complete final and exclusive Agreement between the parties hereto with respect to the matters addressed in this Agreement and, except as expressly provided herein, shall not be affected by reference to any other documents, provided, however, that any Security Interest granted under any prior agreement(s) between Company and I-Dealer shall be deemed to continue under the terms of this Agreement until such time as all such ongoing obligations owed by I-Dealer to Company are satisfied in full.

11.4	Survival of Obligations. Company’s and I-Dealer’s obligations under sections 4.3, 6.1, 6.3, 7.1, 7.2,7.3,9, 10, 11.1, 11.2, 11.9, 11.10, 11.11, 11.12, 11.13 and 11.14 of this Agreement, until all obligations owed by I-Dealer to Company have been fully satisfied, under any Security Interest granted pursuant to section 3.7 of this Agreement, and under any other provisions which may be unreasonably be construed as surviving, and the rights and obligations of the parties there under, shall survive any termination or expiration of this Agreement. Further, this Agreement shall be valid as to any obligation incurred prior to termination of this Agreement.

11.5	Force Majeure. Either party’s performance under this Agreement shall be excused if such non- performance is due to: labor difficulties; riots; strikes; governmental orders; epidemics; acts of civil or military authority; war; terrorism, compliance with laws, rules, and regulations and codes adopted after the date of this Agreement; acts of God; civil commotion; or acts of nature for the period of time that such force majeure condition exists; provided, however, that if the force majeure condition exists for more than sixty (60) consecutive days, this Agreement may be terminated upon written notice to the party whose performance is being excused.

11.6	No Other Agreements. I-Dealer represents and warrants to Company that the execution and performance of this Agreement does not and will not violate any other contract or obligation to which I-Dealer is a party, including terms relating to covenants not to compete and confidentiality covenants. I-Dealer will not disclose to Company, or use or induce Company to use, any proprietary information or trade secrets of any other person, association or entity. I-Dealer represents and warrants that it has returned all property and confidential information belonging to all other service providers for whom I-Dealer may have acted, but is no longer acting, as a dealer. This Agreement and its Exhibits constitute the entire agreement and understanding between

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Company and I-Dealer and supersede all offers, negotiations and other agreements concerning the subject matter set forth in the Agreement. I-Dealer is not relying on any oral or written representations or warranties from Company, including, but not limited to, any representation or warranty as to the nature of competition or the results or effect of any advertising. No course of dealing, course of performance, or usage of trade may be invoked by I-Dealer to modify or supplement in any way the terms and conditions of this Agreement. Except as set forth herein, any amendments to this Agreement must be in writing and signed by I-Dealer and by a Vice President for Company. Any amendments signed by someone other than a Vice President for Company shall be null and void.

11.7	Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that a party would otherwise have.

11.8	Assignment. I-Dealer acknowledges that Company may assign its rights and obligations hereunder (except to resellers or subagents) without I-Dealer’s prior approval in its sole discretion. I-Dealer shall not assign its rights or delegate its obligations hereunder without the prior written consent of Company. This prohibition shall extend to a change in the control of I- Dealer, which is defined to be any change as a result of which any person or entity holds 50% or more of the ownership interest or assets of I-Dealer, but shall not include an initial public offering of the I-Dealer filed with the Securities and Exchange Commission. To the extent not prohibited hereby, this Agreement shall be binding upon and inure to the benefit of Company and I-Dealer and their respective successors and assigns. Upon any assignment by I-Dealer of its rights under this Agreement, Company shall have the option to immediately enter into a direct relationship with any existing Sub-Dealer Site, at which time such Sub-Dealer Site shall become an I-Dealer of Company. To the extent not prohibited hereby, this Agreement shall be binding upon and inure to the benefit of Company and I-Dealer and their respective successors and assigns.

11.9	Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provisions of this Agreement that can be given an effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

11.10	Authority. Each person signing below hereby warrants and represents that he or she has full authority to execute this Agreement for the party on whose behalf he or she is signing.

11.11	No Waiver. No failure by a party to take action on account of any default or breach of this Agreement by the other party shall constitute a waiver of any such default or breach, or of the performance required of the other party under this Agreement.

11.12	Resolution of Disputes.

11.12.1

Submission to Arbitration. Any controversy or claim arising out of or relating to this Agreement (including whether a particular dispute is arbitrable hereunder) shall be resolved by submission to binding arbitration. Controversies or claims shall be submitted to arbitration regardless of the theory under which they arise, including without limitation contract, tort, common law, statutory, or regulatory duties or liability. Any arbitration hearing shall be held in New York City, New York, before a single neutral arbitrator. Such arbitration shall be submitted to the offices of Judicial Arbitration & Mediation Services, Inc. (JAMS) or to such other arbitration service and in such other location as Company, in its sole discretion, shall select. The arbitration

T-Mobile USA, Inc. Confidential

shall be administered pursuant to the JAMS Comprehensive Rules and Procedures then in effect. The parties shall equally bear the fees of the arbitrator.

11.12.2	WHETHER DISPUTES BETWEEN COMPANY AND I-DEALER ARE RESOLVED BY ARBITRATION OR SOME OTHER PROCEEDING, COMPANY AND I-DEALER HEREBY WAIVE (1) ANY RIGHT TO A JURY TRIAL, (2) ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, AND (3) ANY RIGHT TO PURSUE, OR PARTICIPATE AS A PLAINTIFF OR AS A CLASS MEMBER IN, CLAIMS ON A CLASSWIDE, CONSOLIDATED, OR REPRESENTATIVE BASIS.

11.12.3	Discovery and Motions. The arbitrator selected may grant discovery as required by the reasonable needs of the case, but shall do so in accordance with the parties’ desire to economically and quickly resolve disputes between them. Discovery shall be allowed only as the parties may agree or the arbitrator may permit. The arbitrator shall also determine motions filed, including motions for preliminary, interim, or ancillary relief and motions for summary disposition.

11.12.4	Limitation of Actions. In the event Dealer believes it has any claim against Company arising out of or relating to this Agreement, Dealer shall notify Company of any such claim against Company in writing within 120 days from the date Dealer knows, or has reason to know, of any such claim (“Notification Period”). All such claims shall be submitted to arbitration by initiating the arbitration not later than one (1) year after occurrence of the act or omission giving rise to the claim. Any failure to notify Company of the claim within the Notification Period, or failure to initiate arbitration proceedings within one (1) year after occurrence of the act or omission giving rise to the claim, shall relieve Company of any liability or obligation with respect to the claim and shall constitute an absolute bar to the initiation of any proceedings (including without limitation legal, equitable, or arbitral proceedings pursuant to this section) based on such act or omission.

11.12.5	Initiation of Arbitration. The aggrieved party may initiate arbitration by sending written notice of an intention to arbitrate to all parties, such notice to include a description of the dispute, the amount involved, and the remedy sought. Each party irrevocably agrees that service of process, notices or other communications relating to the arbitration procedure shall be deemed served and accepted by the other if given in accordance with the provisions of this agreement.

11.12.6	Decision and Enforcement of Award. Any award rendered in the arbitration shall be final, non-appealable, and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction. Any award rendered shall be limited to actual damages sustained by the party in whose favor judgment is rendered, and no consequential, punitive, exemplary, special or multiplied damages, nor any award of attorney’s fees or out of pocket legal costs or expenses, shall be awarded. The award of the arbitrator shall be in writing stating the reasons for the arbitrator’s ruling, with one counterpart delivered to each party. An arbitrator may not award relief in excess of or inconsistent with the provisions of this Agreement, order consolidation or arbitration on a classwide basis, or award punitive, incidental, or consequential damages.

11.12.7	Preliminary and Ancillary Relief; Forum Selection; Consent to Personal Jurisdiction. Where feasible, issues of preliminary and ancillary relief shall first be

T-Mobile USA, Inc. Confidential

determined by an arbitrator selected in accordance with the provisions of this Agreement. In an emergency, however, when irreparable injury may occur before an arbitrator can be appointed and/or hear the matter, the aggrieved party may apply to a court for preliminary or ancillary relief. Any such application by Dealer shall be made in any state or federal court sitting in King County, Washington, having jurisdiction. Any such application by Company shall be made in any state or federal court (a) sitting in King County, Washington, or (b) having jurisdiction. The parties irrevocably submit to the personal jurisdiction of such courts. The parties agree that violations or threatened violations of sections 6.2, 6.4, 7.1, 7.2, 8.3, or 9.1 of this Agreement occurring when no arbitrator has been appointed shall presumptively be grounds for application to a court under this paragraph. In such cases, the Company’s bond shall be unsecured unless good cause is shown. Institution and prosecution of proceedings for preliminary or ancillary relief under this paragraph shall not be deemed to be a waiver of the parties’ agreement to arbitrate any claim not specifically addressed by this paragraph. Any court asked to consider preliminary and ancillary relief by either party shall enter such orders as it deems appropriate, but such orders shall be effective only until the matter can be decided by an arbitrator selected pursuant to this clause. Any claim asserted in such an action not seeking preliminary or ancillary relief shall be stayed or dismissed pending arbitration pursuant to paragraph 11.12.1.

11.12.8	Exceptions to Arbitration. Notwithstanding the foregoing, and in Company’s sole discretion, Company shall have the right to institute legal or equitable proceedings to assert claims by Company for amounts owed by Dealer to Company in connection with Dealer’s purchase of Equipment, to enforce Company’s Security Interest securing Dealer’s obligations hereunder, or to seize Equipment through attachment, sequestration, or similar proceeding. Company’s institution and prosecution of legal or equitable proceedings under this paragraph are not and shall not be deemed to be a waiver of the parties’ agreement to arbitrate any claim not specifically addressed by this paragraph. Any claim asserted in such an action not specifically addressed by this paragraph shall be stayed or dismissed pending arbitration pursuant to paragraph 11.12.1.

11.12.9	Consolidation of Proceedings. At the Company’s sole option, any arbitration under the provisions of this Agreement may be consolidated with any other arbitration proceeding involving the Company and presenting similar issues of fact or law.

11.13	Attorney’s Fees and Costs. Each party shall bear its own attorney’s fees, out of pocket legal costs and other expenses incurred by such party in connection with any arbitration or other proceeding relating to a dispute arising out of this Agreement.

11.14	Mutual Release. Company and I-Dealer acknowledge that, at the date hereof, neither of them has any claim for damages, reimbursement of expenses, breach of contract, nor any claim of any other nature against the other (except for Equipment purchased by I-Dealer from Company and not yet paid for, Shortfall Damages that may be owed to Company by Dealer and any Charge Backs or commission overpayments for Subscriber Deactivations, all of which are hereby reserved) and in consideration of the other entering into this Agreement, any and all such claims of each party, known and unknown, except those that are expressly reserved above, are hereby fully and forever discharged and released.

11.15	Consultation with Counsel. Dealer and Company acknowledge that both parties have had the opportunity to review this Agreement, have negotiated its terms, and have had the opportunity to

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obtain independent legal counsel for advice regarding all such terms. Neither party has relied upon any representation made by the other party regarding the meaning or effect of any of the provisions of this Agreement. Dealer acknowledges that the provisions herein are reasonably necessary to maintain Company’s high standards for service and goodwill.

The parties acknowledge they have fully read and understood this Agreement, and have had the opportunity to confer with legal counsel regarding its terms and conditions.

EXECUTED as of the day and year first above written.

I-DEALER NAME:	INPHONIC, INC.
OWNER/OFFICER (printed):	[***]
SIGNATURE:	[***]
TITLE:	[***]

COMPANY	T-MOBILE USA, INC.

[***]
	By:	[***]
	Its:	[***]

Reviewed and Approved as to Form:

[***]
[***]

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

Exhibit A

Equipment and Prepay Product Policies

1.	Equipment and Prepay Product Price. I-Dealer will be allowed to purchase Equipment (including Prepay Products) from Company at the T-Mobile I-Dealer Equipment Price List price in effect on the date of shipment to I-Dealer. By placing an order for T-Mobile Equipment I- Dealer represents and warrants that such Equipment shall be sold only to new Subscribers and approved Sub-Dealer Sites.

a. Taxes. Unless I-Dealer furnishes Company a valid reseller exemption certification, Company shall collect from I-Dealer and I-Dealer shall be responsible for payment of all appropriate sales, use, value-added and similar taxes and fees, including penalties and interest, levied by any governmental authority as a result of the delivery, sale, license, sublicense, distribution or other transfer of Equipment or Prepay Products to Dealer under this Agreement.

2.	Payment Terms. All invoices from Company for Equipment will be paid by I-Dealer within [***] days after issue by Company. All invoices from Company for Prepay Cards shall be due upon delivery. Company may, in its sole discretion, change I-Dealer’s payment terms, and any credit or charge privileges extended to I-Dealer, at any time without prior notice to I-Dealer, except as otherwise required by law. If I-Dealer does not pay Company when due, then I-Dealer shall pay late charges at [***] per month or the maximum allowable by law. No wire transfer payments will be accepted for Prepay Products without prior written approval from Company and payment of an additional [***] fee per transaction by I-Dealer.

3.	Shipping Terms. Company will ship on or about the date stated in I-Dealer’s purchase order, provided that adequate supply of products ordered is available. All Equipment sold to I-Dealer will be F.O.B. shipping point, freight prepaid by Company, shipped UPS ground or other carrier of Company’s choice, by Company to I-Dealer’s location for initial receipt of goods (distribution center). If I-Dealer requests alternative shipping methods such as overnight shipping or non-preferred shipping companies, total freight charges will be paid by I-Dealer. Such charges shall be included on Company’s invoice for product shipped to I-Dealer, unless other arrangements have been previously made that are acceptable to Company. Company reserves the right to decline requests for alternative shipping methods. In the event the parties do not renew this Agreement for an additional term pursuant to Section 8.2, Company may cancel any pending orders for Equipment and discontinue any further shipments to I-Dealer for the remainder of the term.

4.	Returned Goods Policies

4.1	Equipment Return Policy.

a.	Defective Goods

Full credit or replacement will be made by Company for Equipment that is defective in manufacturing, labeling or packaging. Returns for Equipment with manufacturing defects may only be returned to Company if still under the manufacturer’s warranty and the return is made within [***] days of Subscriber Activation, or [***] days from the original invoice date of shipment to I-Dealer, whichever is sooner. All costs associated with returning

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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the Equipment to the Company Distribution Center shall be paid by I-Dealer. Proof of purchase date must accompany all goods returned for credit.

b.	Shipping Errors

Errors or discrepancies in shipment must be reported by I-Dealer to the Company Distribution Center serving the account within [***] days after receipt by I-Dealer of Equipment. I-Dealer hereby waives any right to dispute such errors or discrepancies if not reported to Company within such [***] days. I-Dealer also must make a request to the Company Distribution Center for written authorization from the Company to return the product without charge.

c.	Non-Defective Customer Returns

Full credit or replacement will be made by Company for Equipment returned to I-Dealer by a customer within [***] days of Subscriber activating the phone (but in no event after [***] days of sale to the customer) and then returned by I-Dealer to Company. Returned Equipment must be in original packaging and in re-sellable “as new” condition. An electronic copy of the customer wireless Service Agreement must accompany the returned Equipment.

4.2	Prepay Product Return Policy.

a.	Defective Goods

Full credit, cash refund or replacement will be made by Company, in its discretion, for any Prepay Product that is defective in manufacturing, labeling or packaging, but only if the Prepay Product is not reported in Company’s National Coupon System as (a) used; (b) used/stolen; or (c) lost/stolen. Prepay Products may only be returned to Company if the return is made within [***] days from the original invoice date of shipment to Dealer. All costs associated with returning the Prepay Products to the Company Distribution Center shall be paid by Dealer. Proof of purchase date must accompany all goods returned for credit.

b.	Shipping and Transmission Errors

Errors or discrepancies in shipment must be reported by I-Dealer to the Company National Order Management Desk serving the account within [***] days after receipt by I-Dealer of Prepay Cards. I-Dealer hereby waives any right to dispute such errors or discrepancies if not reported to Company within such [***] days. I-Dealer also must receive written authorization from the Company to return Prepay Cards without charge.

c.	Non-Defective Customer Returns

Company will not accept any non-defective Subscriber returns of Prepay Cards, including non-defective Prepay Cards that have been scratched to reveal the PIN (as defined in Exhibit F).

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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4.3	All Returns

Any returns by I-Dealer that do not comply with this Section will be refused by Company at Company’s shipping docks and returned to the I-Dealer at I-Dealer’s expense. In no case will credit be given to I-Dealer for the following:

(i)	Packaging bearing label or marking not affixed by Company;

(ii)	Damage by improper storage, handling or usage; or

(iii)	Damage by shipping company. Company will assist I-Dealer in obtaining the required documents to file shipping claims.

All items returned to Company under 4.1.b., 4.1.c, 4.2.b, and 4.2.c must be in re-sellable “as new” condition.

5.	Return Procedures.

I-Dealer must obtain a written Return Authorization (“RA”) number from Company in order to return any Equipment or Prepay Products. Returns will be accepted or rejected in Company’s sole discretion. I-Dealer may obtain an RA by faxing a fully completed return authorization request form to Company’s National Order Management Desk.

After Company’s receipt of any Equipment or Prepay Products, Company will notify I-Dealer of any discrepancies between the items stated on the I-Dealer’s packing slip and actual Equipment or Prepay Products received. In the case of Equipment returned to Company with accessories or components missing, the Equipment will be returned to I-Dealer at I-Dealer’s expense and credit will not be issued.

Unless otherwise reported to I-Dealer, credit shall be issued by Company to I-Dealer at the previously invoiced I-Dealer price, or Company shall ship replacement Equipment or Prepay Product within [***] business days of the date of receipt of Dealer’s returns to Company. A single credit memo shall be issued by Company for each return shipment, irrespective of the Equipment or Prepay Product returned. Company will not break a single return shipment into multiple credit memos.

WHEN I-DEALER’S MANUFACTURER-AUTHORIZED WARRANTY SERVICE CENTERS ARE INVOLVED, I-DEALER SHALL SEND AND PROCESS ALL EQUIPMENT WARRANTY CLAIMS THROUGH THE MANUFACTURER (AND PURSUANT TO THE MANUFACTURER’S WARRANTY TERMS) AND NOT THROUGH COMPANY.

6.	Equipment Warranty. Company will purchase the Equipment from manufacturers with industry standard warranties. Such warranties will be extended to I-Dealer and its customers as outlined in relevant Company service agreements and the Company’s product welcome guide, if applicable, which accompanies all handset Equipment. COMPANY MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE EQUIPMENT OR THE SERVICES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE PARTIES INTEND THAT THIS PROVISION SHALL APPLY TO I-DEALER OR ANY OF I-DEALER’S EMPLOYEES, AGENTS, SUB-DEALER SITES OR CUSTOMERS.

7.	Administrative Adjustment Fee. No Equipment or Prepay Products shall be sold or otherwise provided to any person or entity other than Subscribers pursuant to the terms of this Agreement. Should any Equipment or Prepay Products be provided by I-Dealer or its Personnel to any person

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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or entity other than Subscribers or approved Sub-Dealer Sites, I-Dealer shall be charged an administrative adjustment fee of [***] for each such Equipment sale, and shall be subject to termination in Company’s sole discretion (. I-Dealer shall not sell, ship or otherwise provide (hereinafter, “Trans-ship”) any model of Equipment from an Area in which such Equipment is discounted or subsidized by company to another Area where such Equipment is not discounted or subsidized. Such Trans-shipment by I-Dealer or its Personnel shall constitute a material breach of this Agreement. I-Dealer shall not Trans-ship any Prepay Products from one Area to another Area. Such Trans-shipment by I-Dealer or its Personnel shall constitute a material breach of this Agreement. I-Dealer shall not sell any Equipment that may have been provided to I-Dealer pursuant to an agreement with Company for sales in retail locations to Subscribers obtained through this I-Dealer Agreement. Any such activity shall be deemed to be a material breach of this Agreement, and this Agreement may be immediately terminated in Company’s sole discretion.

8.	Inventory Supply/Limitations. I-Dealer shall use its best efforts to have a handset inventory supply on hand of no more than [***] of its Activations for the prior month. Company will compare I-Dealer’s cumulative handset purchases to its Activations each month, and Company may deny a shipment of handsets to I-Dealer if Company determines, in its sole discretion, that I-Dealer’s inventory on hand exceeds [***] of the I-Dealer’s recorded Activations during the prior month. Company shall have the right to audit the inventory and sales records of I-Dealer and its Web Site during normal business hours upon prior notice to I-Dealer, and I-Dealer will cooperate with Company for purposes of such audit. Company shall have the right to substitute a comparable model of handset for any handset ordered by I-Dealer. In the event of a shortage of handsets or any other Equipment, Company shall have the right to allocate available Equipment in its sole discretion.

9.	Minimum Purchase Quantities. Orders for handsets shall be in quantities as set forth in Company’s Master Packs as established by Company in its sole discretion; provided, however, that such minimum purchase shall not apply to low volume, high dollar items. Master Packs currently consist of five (5) handsets. The number of handsets in a Master Pack is subject to change without notice. Orders for Prepay Cards shall be in quantities as set forth in Company’s Master Packs as established by Company in its sole discretion.

10.	Subscriber Handset Upgrades. All Subscribers seeking to upgrade their handsets for new Equipment must abide by the current I-Dealer handset upgrade policy of Company. I-Dealers may not upgrade Subscriber handsets.

11.	Price Protection. Company shall sell the handsets to I-Dealer at the then current VoiceStream I- Dealer Handset Price List price on the date of shipment to I-Dealer. In the even that the I-Dealer Handset Price List for a particular handset model decreases for a period of [***] continuous days or more, Company will pay an additional cash commission equal to the difference between (a) the I-Dealer’s original purchase price of the handset, and (b) the I-Dealer’s new purchase price. This payment will be made for all unsold handsets for which the price has decreased that have been shipped to dealer within [***] days of the date the price change is made. Price protection will not be paid on any handsets that were shipped prior to [***] days of the date the price change is made, or on any handsets that are subject to a short-term rebate of less than [***] days. Price Protection will be paid based solely on Company’s records relating to sales and inventory of dealer’s handsets; provided, however, that Company reserves the right to require in its sole discretion sufficient documentation to show such handsets qualify for price protection, including, but not limited to, invoices and sales records. No price protection shall be available for Prepay Product purchases.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

12.	Employee Service Offering. Company may from time to time and in its sole discretion allow I-Dealer to offer for sale to its employees Service under I-Dealer rate plans (“I-Dealer Rate Plan”). These sales do not qualify for any subsidy, compensation or credit under this Agreement nor do they count towards the achievement of the Annual Volume Commitment as defined in Exhibit D. Any and all compensation for a Subscriber Activation that I-Dealer subsequently converts to an I-Dealer Rate Plan will be charged back to I-Dealer regardless of any otherwise applicable Charge Back period (as stated in Exhibit F). In order to activate an I-Dealer Rate Plan for an employee, I-Dealer must submit to Company for approval Company’s standard Wireless Service Agreement executed by the employee, along with proof of employment. All I-Dealer Rate Plans are subject to Company’s credit approval. The number of such I-Dealer Rate Plans that I-Dealer may activate shall be determined by Company in its sole discretion. The Company’s Regional Manager or manager of authority shall have sole discretion for approval, non-approval, and termination of I-Dealer Rate Plans. The I-Dealer Rate Plan shall be made available only to employees while they are employed by I-Dealer, regardless of the Fixed Term indicated on the Wireless Service Agreement, and I-Dealer shall immediately notify Company in writing when any such employee is no longer employed by I-Dealer. I-Dealer agrees to be jointly and severally liable for any and all amounts owed by its employees to Company that accrued before termination of the I-Dealer Rate Plan.

13.	Repurchase Rights. Upon expiration or termination of the Agreement, Company reserves the right to repurchase from I-Dealer all Equipment and Prepay Products sold by Company to I-Dealer that remains in I-Dealer’s inventory. If Company exercises this right, then Company will repurchase at I-Dealer’s cost and Company will pay all shipping costs. Company shall make deductions from the repurchase price for all missing components and/or accessories, and I-Dealer will be charged for the cost to return any handset kits or other Equipment to a re-sellable condition.

14.	Non-Payment Remedies. In addition to other remedies available to Company under this Agreement, if I-Dealer fails to make payment for Equipment, Prepay Products, or other account balances when due, or if I-Dealer’s financial condition in Company’s sole discretion so warrants, Company may: (i) declare any unpaid amount due and immediately payable; (ii) defer or withhold further delivery of Equipment, Prepay Products (including Prepay Cards), or other items distributed to I-Dealer until payment is made by I-Dealer; (iii) demand payment in cash before any further delivery of Equipment ordered or to be ordered; (iv) repossess or demand the return, freight prepaid, of Equipment, Prepay Products, or other items shipped by Company to I-Dealer, or the proceeds or accounts therefrom; (v) deactivate any Prepay Cards; and/or (vi) withhold compensation or other amounts Company owes I-Dealer and apply such amounts against I-Dealer’s account balance. I-Dealer hereby irrevocably agrees that Company may enter upon or into any premises on or in which Equipment, Prepay Products, other items shipped by Company to I-Dealer, or the proceeds or accounts there from may be situated and remove the same.

15.	Amendment. This Exhibit A is subject to change upon thirty (30) days prior written notification by Company to I-Dealer.

T-Mobile USA, Inc. Confidential

EXHIBIT B

Area

This Exhibit A more specifically describes the Area in which Company provides Wireless Service and in which I-Dealer may act as an authorized I-Dealer for Company:

Alabama - Florida Panhandle

Albuquerque, NM

Atlanta, GA

Austin - San Antonio, TX

Boise, ID

Boston, MA

Buffalo – Rochester, NY

Central and North Florida

Central Pennsylvania

Chicago, IL

Cheyenne, WY

Cincinnati - Dayton, OH

Columbus, OH

Dallas, TX

Denver, CO

Des Moines, IA

Detroit, MI

El Paso, TX

Georgia (Outside Atlanta Metro)

Hartford, CT/Springfield, MA

Hawaii

Houston, TX

Indiana

Kansas City, KS

Kansas City, MO

Kentucky

Las Vegas, NV

Los Angeles, CA

Louisiana / Mississippi / Longview – Tyler, TX

Miami, FL

Milwaukee, WI

Minneapolis, MN

NE Pennsylvania

NY Metro

Oklahoma City, OK

Philadelphia, PA

Phoenix, AZ

Pittsburgh, PA

Portland, OR

Pueblo, CO

Richmond – Norfolk, VA

Sacramento, CA / Reno, NV

Salt Lake City, UT

San Diego, CA

San Francisco, CA

Seattle, WA

South Texas

Spokane, WA

St. Louis, MO

Tennessee

T-Mobile USA, Inc. Confidential

Tucson, AZ

Tulsa, OK

Upstate New York (Albany / Buffalo / Rochester / Syracuse)

Washington, D.C. /Baltimore, MD/N. Virginia

Wichita, KS

I-Dealer has approval to sell the following Prepay Products in the Area:

________ Prepay Cards

Amendment. This Exhibit B may be amended by Company in its sole discretion upon ten (10) days’ prior written notice to I-Dealer.

T-Mobile USA, Inc. Confidential

EXHIBIT C

I-Dealer Compensation Schedule

I.	GENERAL GUIDELINES.

A.	Incorporated I-Dealer Agreement. This I-Dealer Compensation Schedule is a part of the I-Dealer Agreement (the “Agreement”) that has been executed by Company and I- Dealer.

B.	Compensation Table.

1.	Activation Compensation. Compensation for Rate Plan Incentives, shall be based on the following table and is defined in greater detail herein.

Tier Level	Low End Range	High End Range	[***]	[***]	[***]	[***]
1	[***]	[***]	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]	[***]	[***]

2.	Activation of Additional Rate Plans. In the event a Subscriber Activates a monthly voice rate plan and adds a commissionable data feature, as determined by Company in its sole discretion, on the same SIM Card, and subject to the other terms of this Agreement, I-Dealer will receive one Rate Plan Incentive and Annual Commission Bonus, The data feature added by a Subscriber shall be compensated as stated below, The additional data feature shall be subject to Charge Back as applicable. In the event a Subscriber adds a data feature to Subscriber’s SIM Card after the original Activation Date, I-Dealer shall receive only the Data Feature Add-on Compensation as indicated below, irrespective of whether the additional data feature has a higher access fee than the original voice plan Activation. Multiple orders of Wireless Service by a Subscriber that are assigned separate SIM cards shall be subject to the restrictions in Company’s Fraudulent Activities policy in Exhibit F, Section G.4.

Data Feature Add-on Compensation

Feature Charge of [***]:	[***]
Feature Charge of [***]:	[***]
Feature Charge of [***] & Above:	[***]

C.	Annual Volume Commitment. I-Dealer agrees to secure a minimum volume commitment level (“Annual Volume Commitment”) of [***] New Gross Subscribers (defined in Exhibit H) in

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

the Area for the first twelve (12) calendar months of this Agreement. Company shall establish and notify Dealer of Dealer’s Annual Volume Commitment for the subsequent twelve (12) month period of this Agreement, prior to the commencement of such subsequent twelve (12) month period. I-Dealer’s “Monthly Volume Commitment” shall be defined as one-twelfth (1/12) of I-Dealer’s Annual Volume Commitment.

D.	High Venue Placement Bonus. I-Dealer shall entitled to receive a[***] bonus paid for each net Subscriber Activation on rate plans between [***] and [***] on the condition that I-Dealer must present Company’s Wireless Service offer(s) as the default offer on [***] and [***]. Company will, on a monthly basis, audit for and determine, in its sole discretion, whether such placement requirements have been met. If Company determines that the placement requirements described herein have not been met, I-Dealer shall not be entitled to the [***] bonus payment. Smart Access_Activations shall not qualify for the [***] Bonus described herein. Company may, in its sole discretion, cancel the bonus program described herein on [***] days notice to I-Dealer.

RATE PLAN INCENTIVES/COMMISSIONS

A.	Rate Plan Incentives. The following guidelines apply to the payment of I-Dealer monthly Commissions:

1.	Payment of Rate Plan Incentives. I-Dealer shall be paid Rate Plan Incentives (sometimes referred to herein as “Commissions”) in accordance with section I, paragraph B of this Exhibit C, and subject to the other provisions of this Agreement, no later than [***] days after the end of each month. The Commission earned for each New Net Subscriber shall be based on the rate plan chosen by the Subscriber, and upon the tier level corresponding to I-Dealer’s total New Gross Subscribers achieved in the calendar month the Subscriber’s Wireless Service was activated. By way of example only, if I-Dealer achieves a total number of New Gross Subscribers in the month corresponding to tier level 3, Dealer would earn the Commission at tier level 3 associated with the particular rate plan sold to a Subscriber. I-Dealer shall be paid Commissions only for New Net Subscribers (as defined in Exhibit F) attained by I-Dealer for that month. Prepaid, governmental, and SmartAccess rate plan activations do not count as Activations for the purposes of this section. To the extent I-Dealer believes there is a discrepancy or error in Company’s calculation of New Gross Subscribers for any given month, Company shall correct its records only if I-Dealer provides, within thirty (30) days of receipt of its monthly Activation/Commissions report, a customer Wireless Service agreement or other documentation acceptable to Company in its sole discretion showing that the discrepancy or error, and showing the actual number of New Gross Subscribers. A request by I-Dealer for any such adjustment shall comply with Section II.A.3 below. I-Dealer shall not activate Subscribers at a higher rate plan and subsequently move them to a lower rate plan for the purpose of obtaining higher Commissions. If Company determines, in its sole discretion, that I-Dealer has engaged in such activity, Company shall charge back to I-Dealer [***] of the Commissions for all Activations related to such activity and Company may immediately terminate the Agreement, in Company’s sole discretion.

2.	Single Payment. I-Dealer shall only be paid once on any single customer Activation. Customers cannot be diverted from Company or other I-Dealers or retail dealers of Company for re-activation.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

3.	Reconciliation. I-Dealer must notify Company within [***] days after receipt by I-Dealer of its monthly Activation/Commission report of any errors or discrepancies in payment of Rate Plan Incentives or of any other form of commissions or compensation, and in Charge Backs or Deactivations of any kind reported by Company to I-Dealer. I-Dealer hereby waives any right to dispute such errors or discrepancies if not reported to Company within such [***] day period.I Dealer shall be required to reconcile its Rate Plan Incentives no later than [***] days after Company has provided I-Dealer with its monthly Activation/Commission report.

4.	Restrictions on Compensation. I-Dealer shall not be compensated for any activation wherein the Wireless Service is activated for a Subscriber using Equipment or a SIM Card sold or otherwise provided to I-Dealer by any entity other than Company, or a third party supplier previously approved by Company in writing. I-Dealer shall not be compensated for any activation wherein the Wireless Service is activated for a Subscriber using a dealer code not assigned by Company to I-Dealer.

B.	Prepaid Compensation. I-Dealer shall receive a commission or margin pursuant to the Company’s then current prepaid program for each prepaid activation or replenishment obtained by I-Dealer in each Area. Company may change or terminate the prepaid program, including without limitation commission or margin levels, at any time in its sole discretion. Prepaid activations and replenishments shall not be eligible for any other form of compensation from Company.

C.	SmartAccess Compensation.

1.	SmartAccess Activations. Dealer shall receive a [***] Activation commission for each Activation of a Subscriber on a SmartAccess rate plan, as defined by Company from time to time, obtained by Dealer in the Area. In addition, Dealer shall collect a [***] Activation fee on behalf of, and as agent for, T-Mobile, which amount shall be immediately assigned by Company to Dealer as compensation. Dealer must collect from the Subscriber the entire required [***]. Activation fee. Activations of Subscribers on SmartAccess rate plans shall not count toward Dealer’s Annual Volume Commitment or any other volume quota or commitment. Dealer shall not be entitled to any compensation other than as stated in this Section for SmartAccess Activations

III.	ADVERTISING

A.	General Guidelines. The Company has made a significant investment to develop and promote advertising programs. The T-Mobile® name is a protected trade name and service name and I-Dealer and/or its Sub-Dealer Sites must receive prior approvals by the Regional Manager of Company for the Area in which all advertising will be placed. Advertising guidelines are set forth in greater detail in Exhibit F and in the T-Mobile Authorized MAP Policies and Procedures which have been provided to I-Dealer separately and which are incorporated herein as a part of this Agreement.

IV.	I-DEALER ANNUAL COMMISSION BONUS.

A.	Subject to the conditions herein, no later than [***] days after the end of each month of this I-Dealer Agreement only for the months remaining in the term of the Agreement,

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

I-Dealer shall earn an Annual Commission Bonus as set forth in the table below, which shall be calculated by multiplying the number of New Net Subscribers attained by Dealer for the month by the amount of the Annual Commission Bonus that corresponds to the percentage of the Monthly Volume Commitment attained.

Percentage of Monthly Volume Commitment Attained	Annual Commission Bonus Payable to I-Dealer per New Net Subscriber
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

By way of example and not of limitation, if I-Dealer achieves [***] of its Monthly Volume Commitment for the month, then I-Dealer shall receive [***] per New Net Subscriber attained by Dealer for the month, as calculated by Company in its sole discretion. I Dealer shall be required to reconcile its Annual Commission Bonus no later than [***] days after Company has provided I-Dealer with such Annual Commission Bonus. Payment of the Annual Commission Bonus is further subject to the following conditions:

1.	Yearly Churn Goal/I-Dealer’s Churn Rate. I-Dealer shall have an annual churn goal of [***] (“Churn Goal”). After the end of each month, Company shall use the information and data available to determine I-Dealer’s actual monthly churn rate. For each month, I-Dealer’s monthly churn rate shall be calculated as follows: The number of net Deactivations which occurred during that month divided by the average number of active post-paid I-Dealer Subscribers during that month. The average number of active I-Dealer Subscribers shall be calculated by taking the number of active Subscribers at the beginning of the month plus the number of active Subscribers at the end of the month and dividing by two. By way of example only, if I-Dealer averages [***] active post-paid I- Dealer Subscribers during the month and experiences [***] Deactivations during that month [***] churn rate. The average churn rate for the month will be I-Dealer’s churn rate for the purposes of the Annual Commission Bonus. Deactivations due to Subscriber address change, Subscriber Market transfer, Subscriber phone number change, correction of errors and/or change of responsibility shall not be treated as Deactivations for purposes of calculating I-Dealer’s churn rate.

2.	Increase/Decrease to Annual Commission Bonus. If I-Dealer’s monthly churn rate is [***] or higher, then the Annual Commission Bonus shall be decreased by [***] of the Annual Commission Bonus paid. If I-Dealer’s monthly churn rate is [***] lower, then the Annual Commission Bonus shall be increased by [***] of the Annual Commission Bonus paid. Subject to this Section IV, the total Annual Commission Bonus I-Dealer accrues in any calendar month shall be paid to I-Dealer if, and only if, I-Dealer is an active Company dealer in good standing at the time the Annual Commission Bonus is paid. Annual Commission Bonuses will not be paid to Dealer if Dealer is in breach of any of the terms and conditions of the Agreement. Any errors or discrepancies in I-Dealer’s monthly churn rate statement must be reported, to Company within [***] days after receipt of such monthly statement, and I-Dealer must provide customer Wireless Service Agreements or other documentation acceptable to Company in its sole discretion, correcting the error or discrepancy and showing the actual number of

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

Subscribers. I-Dealer hereby waives any right to dispute such errors or discrepancies if not reported to Company within such [***] day period.

3.	End of the Year Reconciliation. At the end of each year under this Agreement, Company shall reconcile I-Dealer’s Annual Commission Bonus to reflect the Annual Volume Commitment achieved by I-Dealer pursuant to the vesting schedule in section IV. 1 above. Annual Commission Bonus paid in excess of the Amount of Annual Commission Bonus Payable is subject to chargeback. If Company paid I-Dealer less than the Annual Commission Bonus I-Dealer achieved for such calendar year, then Company shall pay to I-Dealer the difference between the Annual Commission Bonus paid and the Amount of Annual Commission Bonus Payable.

V.	MISCELLANEOUS.

A.	Charge Backs. I-Dealer will be subject to a Charge Back (as defined in Exhibit F) for any (Rate Plan Incentive earned if a Subscriber’s Wireless Service with Company is Deactivated (as defined in Exhibit I) or terminated for any reason or suspended for non-payment within [***] days after Activation of Wireless Service on post-paid or SmartAccess rate plans, or [***] days after Activation of prepay rate plans. In the event the Charge Back is for Deactivation of a Subscriber’s prepay or SmartAccess rate plan, such Charge Back shall be based on the Activation commission earned for the Prepay or SmartAccess rate plan being charged back. In the event the Charge Back is for Deactivation of a Subscriber’s post paid rate plan, the amount of the Charge Back shall correspond to the Rate Plan Incentive tier level achieved by I-Dealer in the month the Subscriber Deactivates the Wireless Service. By way of example only, if at the time a Subscriber Deactivates the Wireless Service, I-Dealer has achieved total Activations for the month that correspond to the number required to be compensated on tier [***], the amount of the Charge Back shall correspond to the Rate Plan Incentive I-Dealer would earn for sale of such rate plan at tier [***]. Deactivations due to Subscriber address change, Subscriber market transfer, Subscriber phone number change, correction of errors and/or change of responsibility shall not be subject to Charge Back.

B.	Reserve. Company shall be entitled to establish and maintain a reserve, from Commissions and any other amounts owed to I-Dealer, to pay for Subscriber Deactivations, Charge Backs (both owed and that may become owing), Shortfall Damages, and/or other amounts owed by I-Dealer to Company at the time of termination or expiration of this Agreement. The balance of the reserve, after applying such reserve to amounts owed by I-Dealer to Company, shall be returned to I-Dealer the later of (1) [***] days after termination or expiration, or (2) after I-Dealer has satisfied all of its obligations under the Agreement, including but not limited to its duty to return point of sale collateral, Company signage, displays, and Equipment.

C.	Offsets. With respect to amounts due I-Dealer under this Agreement or any other agreement between Company and I-Dealer, Company reserves the right to offset such amounts first to recoup any amounts owed to Company from I-Dealer. Any remainder after such offset and recoupment shall be paid to I-Dealer as set forth in this Agreement. Company will provide I-Dealer with [***] business days notice of Company’s intent to offset, unless Company determines, in its sole discretion, that the delay resulting from providing such notice will negatively impact Company’s prospects for collecting amounts due from Dealer.

D.	Amendment. This Exhibit C is subject to change upon ten (10) days prior written notification by Company to I-Dealer.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

EXHIBIT D

Sub-Dealer Site Checklist

The following process must be followed and the following information must be received by Company before an I-Dealer can enter into any contractual arrangement with a Sub-Dealer Site for the sale of Company Wireless Service or Equipment.

1.	Sub-Dealer Sites must be pre-approved by the Regional Manager of Company or a designated representative authorized by the Executive Director.

2.	A completed original of the “Sub-Dealer Site Information Sheet” attached as part of this Exhibit D must be received by Company.

3.	The “T-Mobile Sub-Dealer Site Sales Policies and Terms and Conditions” attached as part of this Exhibit D must be received by Company.

4.	The Sub-Dealer Site Approval/Rejection Letter must be received by I-Dealer. See attached.

Reminders to I-Dealers

*	Sub-Dealer Sites are not allowed to order Equipment directly from Company.

*	Company must pre-approve in writing all Sub-Dealer Site advertising, including Sub-Dealer Site use of any use of Company logos or names.

*	Sub-Dealer Sites must be approved by Company in advance, and are subject to termination by Company, in its sole discretion.

T-Mobile USA, Inc. Confidential

Sub-Dealer Site Information

For Company Pre-Approval

Proposed Sub-DealerName:

DOB:                                                               Social Security No.

Home Address: ___________________________________

                          ___________________________________

                          ___________________________________

Sub-Dealer Business Name: ___________________________________

Address:    ____________________________________

                  ____________________________________

                  ____________________________________

Type of Business: _____________________________________

Years In Business: _____________________________________

Federal Tax I.D. No.: ___________________________________

Work Phone:     ___________________________________

Home Phone:     ___________________________________

PCS#                  ___________________________________

Fax#:                  ___________________________________

Target Customers: ______________________________________________

Other Wireless Carriers: __________________________________________

Is Sub-Dealer Site subject to a non-competition agreement, or any restrictions or limitations that would interfere with its ability to perform as a Sub-Dealer Site? ____________________________________________________________________

T-Mobile USA, Inc. Confidential

Sub-Dealer Site Approval Form

Date Received:                                                          Dealer:

Sub-Dealer Site Name:                                                                          Market:

This form is used to notify I-Dealer regarding the status of requests for Sub-Dealer Site approval. After submittal of a proposed Sub-Dealer Site, T-Mobile will review the request and respond to I-Dealer within seven (7) business days from receipt date.

Status:

______Sub-Dealer Site Approved                               ______Sub-Dealer Site still pending approval

______Sub-Dealer Site Approved with Restrictions    ______Sub-Dealer Site Denied

Signature: ______________________________             Date Responded: ______________________________

T-Mobile USA, Inc. Confidential

T-MOBILE SUB-DEALER SITE SALES POLICIES

AND TERMS AND CONDITIONS

As a condition to T-Mobile USA, Inc.’s approval to allow you (“Sub-Dealer Site”) to facilitate T-Mobile Service Activations through InPhonic, Inc., Sub-Dealer Site hereby agrees to adhere to the following T-Mobile Sub-Dealer Site Sales Policies and Terms and Conditions (“T-Mobile Sales Policies”).

1.	DEFINITIONS

Area. The collective geographic area, set forth in Exhibit B of the I-Dealer Agreement, in which the T-Mobile provides Wireless Service and with respect to which the I-Dealer may act as an authorized I-Dealer for T-Mobile pursuant to such I-Dealer Agreement.

Equipment. Any approved voice, data, or combined voice and data devices, handsets, telephones, or related Equipment or accessories to be used on T-Mobile’s network, including SIM Cards.

Intellectual Property Rights. All copyright, trademark, service mark, trade secret, patent and other intellectual property rights (including all rights of registration or renewal thereof and all causes of action relating thereto).

Market. The covered population in the geographic area which boundaries are defined by the Federal Communication Commission Licenses.

Marks. All service marks, trademarks and trade names used by T-Mobile, including, but not limited to, the mark T-Mobile®.

Marks Rules. The rules and procedures pertaining to the Marks prescribed by T-Mobile from time to time.

Subscriber. Customers, subscribers, or end users purchasing the Equipment and activating Service through the I-Dealer and/or Sub-Dealer Site in the Area. Each individual or business entity who (i) purchases a PCS handset(s) and SIM Card(s) from I-Dealer, (ii) places an order for Service to a handset through I-Dealer that is accepted by T-Mobile, and (iii) for whom Service is Activated is a Subscriber.

Subscriber Information. Any information gathered by or for I-Dealer about an actual or Subscriber including, without limitation, names, addresses, e-mail addresses, telephone numbers, and other personally identifying information, whether or not such information was gathered prior to the commencement of the Agreement.

Wireless Service. Wireless communication service, including voice and data service, provided by T-Mobile utilizing authorized digital frequencies assigned by the Federal Communications Commission and accessed by digital wireless.

2.	SUB-DEALER SITE GUIDELINES

2.1

Adherence to Agreement. Sub-Dealer Site agrees to adhere to the terms and conditions of T-Mobile’s I-Dealer Agreement, which is incorporated by this reference. Sub-Dealer Site acknowledges that a breach by Sub-Dealer Site of the I-Dealer Agreement shall be considered a breach by I-Dealer and shall entitle T-Mobile to pursue all rights and remedies it may have under

T-Mobile USA, Inc. Confidential

the I-Dealer Agreement or under the law. T-Mobile may, in its sole discretion modify or amend its terms, conditions and other rules governing Sub-Dealer Sites from time to time. The terms and conditions set forth in these T-Mobile Sales Policies are in addition to the terms and conditions set forth in the I-Dealer Agreement. Without limiting the foregoing, Sub-Dealer Site agrees as follows:

2.1.1	The Sub-Dealer Site shall not directly Activate T-Mobile’s Wireless Service. In the event a prospective customer indicates a desire to Activate the Wireless Service, the Sub-Dealer Site shall cause the customer to link directly to I-Dealer’s web site for the purposes of reviewing the offer for Wireless Service and T-Mobile’s Terms and Conditions, and for completion of any sales transaction(s) or Activation. I-Dealer shall be solely responsible for properly completing the Activation and Equipment fulfillment, and resolving all other issues associated with Equipment, shipping and Activation.

2.1.2	The Sub-Dealer Site shall not be permitted to i) present or offer any information regarding T-Mobile’s Rate Plans or Equipment without T-Mobile’s prior written approval; ii) collect, assemble or store any Subscriber, customer or customer information through or in connection with its operation of the Sub-Dealer Site; perform credit checks; iii) carry or manage any Equipment inventory; iv) Activate Wireless Service, or fulfill or ship Equipment to a customer; v) engage in any type of direct marketing or sales activities directed to prospective customers without T-Mobile’s prior written approval; or depict, link to, or otherwise advertise any offensive or sexually explicit material.

2.2	Termination of Sub-Dealer Site. T-Mobile shall have the right, in its sole discretion and at any time during the term of the I-Dealer Agreement, to terminate a Sub-Dealer Site upon written notice to I-Dealer.

2.3	Non-Solicitation of T-Mobile’s I-Dealers. During the term of the I-Dealer Agreement, Sub-Dealer Site and anyone acting on its behalf shall not recruit or solicit employees, I-Dealers, agents, or independent contractors from T-Mobile or from any other I-Dealer of T-Mobile.

2.4	Prohibition on Non-Competition Agreements. Sub-Dealer Site, its employees, and agents shall not enter into an exclusivity or non-competition agreement prohibiting them from working directly for T-Mobile, or from selling T-Mobile’s Wireless Service or Equipment.

2.5	Sub-Dealer Site Support. Sub-Dealer Site acknowledges that I-Dealer shall be responsible for providing adequate management support and resources to Sub-Dealer Site and that T-Mobile has no such responsibility.

2.6	Sub-Dealer Site Compensation. Sub-Dealer Site acknowledges that I-Dealer shall be solely responsible for payment of any compensation owed, and for reporting any and all information used by T-Mobile for purposes of compensating I-Dealer.

2.7	Restrictions. Sub-Dealer Site shall not employ or enter any agreement to use other Sub-Dealer Sites for the purposes of marketing T-Mobile services and products.

2.8	Termination of the T-Mobile Sub-Dealer Relationship Between I-Dealer and Sub-Dealer Site. T-Mobile in its sole discretion and at any time may choose to accept Sub-Dealer Site as a direct I-Dealer of T-Mobile. If T-Mobile accepts Sub-Dealer Site as a direct I-Dealer of T-Mobile, T-Mobile and Sub-Dealer Site shall enter into T-Mobile’s I-Dealer agreement.

T-Mobile USA, Inc. Confidential

2.9	No Agency Relationship. Sub-Dealer Site acknowledges that this Agreement does not create an agency, joint venture, partnership, employment relationship, franchise or third party beneficiary rights with T-Mobile. Sub-Dealer Site shall not have the authority to bind T-Mobile in any manner.

2.10	Amendments. T-Mobile may modify or amend these T-Mobile Sales Policies upon written notice to I-Dealer.

3.	ADDITIONAL OBLIGATIONS OF SUB-DEALER SITE

3.1	This Section Left Intentionally Blank.

3.2	Non-Diversion. Sub-Dealer Site acknowledges it has obtained significant goodwill from T-Mobile through use of its Confidential Information and Marks. During the term of this Agreement and for a period of one year after termination of this Agreement (whether voluntary or involuntary, with or without cause), Sub-Dealer Site shall not directly or indirectly (a) request any Subscriber in the Area whom Sub-Dealer Site knows to be a Subscriber of T-Mobile, to curtail or deactivate the Wireless Service, or cancel its relationship with T-Mobile, or (b) otherwise solicit, divert or attempt to divert any such Subscriber from patronizing T-Mobile, T-Mobile I-Dealers, T-Mobile retail stores or the Wireless Service. During such period, any Subscribers of T-Mobile who contact Sub-Dealer Site or its personnel regarding GSM Wireless Service shall be referred directly to T-Mobile.

3.3	Confidential Information. “Confidential Information” means all information of or relating to T- Mobile (whether of a business, technical or other nature) which Sub-Dealer Site knows or reasonably should know to be confidential or proprietary. Without limiting the generality of the foregoing, “Confidential Information” includes all information not generally known to the public that relates to the business, technology, Subscribers, Subscribers, finances, budgets, projections, proposals, practices of T-Mobile, including without limitation the terms of this Agreement and the I-Dealer Agreement, the identities of and all information regarding Subscribers and Subscribers, and all information relating to T-Mobile’s business plans and proposals, marketing plans and proposals, technical plans and proposals, and research and development. All Confidential Information will be considered trade secrets of T-Mobile and shall be entitled to all protections given by law to trade secrets. Any and all media (whether written, film, tape, optical, magnetic, opto-magnetic or otherwise) embodying any of the information described above shall also constitute Confidential Information. Except for Subscriber Information, which under all circumstances shall be treated as Confidential Information, Confidential Information shall not include information which: (a) was in or entered the public domain through no fault of Sub-Dealer Site; (b) Sub-Dealer Site can show, by written evidence, was rightfully in Sub-Dealer Site’s possession prior to receipt thereof from T-Mobile; or (c) is disclosed to Sub-Dealer Site by a third party legally entitled to make such disclosure without breach of any obligation of confidentiality.

3.4

Non-Disclosure of Confidential Information. During the term of this Agreement and at all times thereafter, Sub-Dealer Site shall not directly or indirectly (a) use any Confidential Information for any purpose other than that for which it is used or disclosed under the terms of this Agreement or the I-Dealer Agreement, (b) disclose to any person or entity any Confidential Information or in any other way publicly or privately disseminate any Confidential Information, or (c) assist, authorize or encourage anyone else to use, disclose, or disseminate any Confidential Information. Without limiting the foregoing, Sub-Dealer Site shall not use Confidential Information related to Subscribers or Subscribers to directly or indirectly contact or communicate with Subscribers or Subscribers concerning the T-Mobile or its Wireless Service. Sub-Dealer

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Site further agrees it shall: (a) hold all such Confidential Information in confidence using the same degree of care that Sub-Dealer Site uses to protect its own confidential and proprietary information (but in no event less than reasonable care); (b) use the Confidential Information only for the purpose of performing obligations under this Agreement; (c) reproduce any Confidential Information only to the extent necessary to perform such obligations; (d) restrict disclosure of and access to such Confidential Information only to those Personnel who are directly concerned with, and who agree to maintain the confidentiality of, the Confidential Information; and (e) take all precautions necessary and appropriate to guard the confidentiality of the Confidential Information, including informing employees who handle such information that it is confidential and not to be disclosed to others. Upon termination of this Agreement, all Confidential Information in the possession or control of Sub-Dealer Site (including all originals and copies of all or any portion of any Confidential Information) shall be promptly returned to T-Mobile. Sub-Dealer Site shall be responsible for ensuring compliance with this section by its officers, employees, agents, contractors, and representatives.

3.5	Records. Sub-Dealer Site agrees to maintain at its principal place of business complete and accurate records of Sub-Dealer Site’s business conducted pursuant to this Agreement. All records shall be made available for inspection by T-Mobile upon reasonable notice to Sub-Dealer Site.

4.	INTELLECTUAL PROPERTY RIGHTS

4.1	Marks. Sub-Dealer Site understands and acknowledges that the Marks, along with all Intellectual Property Rights associated therewith, are the property of T-Mobile. Sub-Dealer Site acknowledges that it has no rights in or to the Marks and shall not acquire any rights in the Marks or expectancy to their use as a result of any use of the Marks by Sub-Dealer Site, and that all goodwill arising out of any use of the Marks by, through or under Sub-Dealer Site shall inure solely to the benefit of T-Mobile. Following the termination of Sub-Dealer Site, Sub-Dealer Site shall immediately discontinue use of any Marks (and any other trademarks or service marks which T-Mobile deems to be confusingly similar thereto) and shall promptly destroy, or, at T-Mobile’s option, forward to T-Mobile, all advertising and promotional literature and signage which contain any Marks.

4.2	Other Rights. Sub-Dealer Site acknowledges that the Wireless Service and Equipment involve valuable Intellectual Property Rights of T-Mobile or its licensors. As between Sub-Dealer Site and T-Mobile, T-Mobile shall retain all right, title, and interest therein, and no title to or ownership of any Intellectual Property Rights associated with any Wireless Service or Equipment is transferred to Sub-Dealer Site or any Subscriber pursuant to these T-Mobile Sales Policies.

4.3

Protection of T-Mobile Rights. Sub-Dealer Site will immediately notify T-Mobile of any infringement, misappropriation or violation of any Intellectual Property Rights of T-Mobile or its licensors that comes to Sub-Dealer Site’s attention. Sub-Dealer Site will not infringe or violate, and will use its best efforts to preserve and protect T-Mobile’s and its licensors’ interest in, all such Intellectual Property Rights. In the event of any such infringement, misappropriation or violation by or resulting from the activities of Sub-Dealer Site or any of its officers, employees, agents, contractors or representatives, Sub-Dealer Site will promptly report such infringement, misappropriation or violation to T-Mobile and T-Mobile will take all steps T-Mobile deems reasonably necessary to terminate any such infringement, misappropriation or violation. T-Mobile or its designee will have exclusive control over the prosecution and settlement of any legal proceeding to enforce, to recover damages on account of any infringement, misappropriation or violation, or to defend any of its or its licensor’s Intellectual Property Rights.

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Without limiting the generality of the foregoing, Sub-Dealer Site will: (a) provide such assistance related to such proceeding as T-Mobile may reasonably request; and (b) assist T-Mobile in enforcing any settlement or order made in connection with such proceeding; provided that T-Mobile will reimburse the expenses reasonably incurred by Sub-Dealer Site to provide such assistance in accordance with T-Mobile’s requests for the same.

5.	This Section Intentionally Left Blank.

6.	INDEMNITY; CONSEQUENTIAL DAMAGES

6.1	General Indemnity. Sub-Dealer Site hereby agrees to indemnify, defend, protect, and hold T-Mobile, and its parent, subsidiaries, affiliates, officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including but not limited to attorneys’ fees and disbursements, arising out of any negligent act or omission or willful misconduct of, or violation of these T-Mobile Sales Policies, by Sub-Dealer Site, or its employees, agents, or independent contractors.

6.2	Indemnity as to Advertisements. In furtherance and not in limitation of the Indemnification obligations of Sub-Dealer Site set forth in section 6.1, Sub-Dealer Site hereby agrees to indemnify, defend, protect, and hold T-Mobile and its parent, subsidiaries and affiliates, and each of their officers, directors, employees, agents, and insurers, harmless from and against any and all claims, costs, suits, liabilities, damages, losses, demands, and expenses of every kind, including, but not limited to, attorneys’ fees and disbursements, arising out of advertisements or promotional materials developed or used by Sub-Dealer Site (except advertisements and promotional materials that have been developed and provided by T-Mobile).

6.3	Limitation of Liability. IN NO EVENT SHALL T-MOBILE BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST REVENUE OR PROFITS, IN CONNECTION WITH THESE T-MOBILE SALES POLICIES OR THE CONDUCT OF BUSINESS BETWEEN I-DEALER AND SUB-DEALER SITE, EVEN IF T-MOBILE WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. T-MOBILE HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, NOT EXPLICITLY STATED IN THIS AGREEMENT, AND IN PARTICULAR DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.	TERMINATION

7.1	Unless earlier terminated pursuant to paragraph 2.2 above, or under other provisions of the I-Dealer Agreement, Sub-Dealer Site’s authority to offer T-Mobile Wireless Service shall terminate contemporaneously with the I-Dealer Agreement; provided, however, that Sub-Dealer Site’s obligations under sections 3, 4, and 6 of these T-Mobile Sales Policies shall survive such termination.

8.	MISCELLANEOUS

8.1	Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that a party would otherwise have.

8.2	No Waiver. No failure by T-Mobile to take action on account of any violation of these T-Mobile Sales Policies shall constitute a waiver of any such violation.

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8.3	Resolution of Disputes.

8.3.1	Submission to Arbitration. Any controversy or claim arising out of or relating to these T-Mobile Sales Policies (including whether a particular dispute is arbitrable hereunder) shall be resolved by submission to binding arbitration. Controversies or claims shall be submitted to arbitration regardless of the theory under which they arise, including without limitation contract, tort, common law, statutory, or regulatory duties or liability.

8.3.2	Arbitrations Involving T-Mobile. If claims are asserted by or against T-Mobile, the arbitration shall be conducted in accordance with the arbitration provisions of the I-Dealer Agreement, which are incorporated herein as if fully set forth.

8.3.3	WHETHER DISPUTES BETWEEN T-MOBILE, I-DEALER, AND SUB-DEALER SITE ARE RESOLVED BY ARBITRATION OR SOME OTHER PROCEEDING, T-MOBILE, I-DEALER, AND SUB-DEALER SITE HEREBY WAIVE (1) ANY RIGHT TO A JURY TRIAL, (2) ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, AND (3) ANY RIGHT TO PURSUE, OR PARTICIPATE AS A PLAINTIFF OR AS A CLASS MEMBER IN, CLAIMS ON A CLASSWIDE, CONSOLIDATED, OR REPRESENTATIVE BASIS.

8.3.4	Discovery and Motions. The arbitrator selected may grant discovery as required by the reasonable needs of the case, but shall do so in accordance with the parties’ desire to economically and quickly resolve disputes between them. Discovery shall be allowed only as the parties may agree or the arbitrator may permit. The arbitrator shall also determine motions filed, including motions for preliminary, interim, or ancillary relief and motions for summary disposition.

8.3.5	Limitation of Actions. In the event Sub-Dealer Site believes it has any claim against T-Mobile or I-Dealer arising out of or relating to this Agreement, Sub-Dealer Site shall notify T-Mobile and I-Dealer of any such claim against T-Mobile or I-Dealer in writing within 120 days from the date Sub-Dealer Site knows, or has reason to know, of any such claim (“Notification Period”). All such claims shall be submitted to arbitration by initiating the arbitration not later than one (1) year after occurrence of the act or omission giving rise to the claim. Any failure to notify T-Mobile or I-Dealer of the claim within the Notification Period, or failure to initiate arbitration proceedings within one (1) year after occurrence of the act or omission giving rise to the claim, shall relieve T-Mobile and I-Dealer of any liability or obligation with respect to the claim and shall constitute an absolute bar to the initiation of any proceedings (including without limitation legal, equitable, or arbitral proceedings pursuant to this section) based on such act or omission.

8.3.6	Initiation of Arbitration. The aggrieved party may initiate arbitration by sending written notice of an intention to arbitrate to all parties, such notice to include a description of the dispute, the amount involved, and the remedy sought. Each party irrevocably agrees that service of process, notices or other communications relating to the arbitration procedure shall be deemed served and accepted by the other if given in accordance with the provisions of this agreement.

8.3.7	Decision and Enforcement of Award. Any award rendered in the arbitration shall be final, non-appealable, and binding on both parties, and judgment may be entered

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thereon in any court of competent jurisdiction. Any award rendered shall be limited to actual damages sustained by the party in whose favor judgment is rendered, and no consequential, punitive, exemplary, special or multiplied damages, nor any award of attorney’s fees or out of pocket legal costs or expenses shall be awarded. The award of the arbitrator shall be in writing stating the reasons for the arbitrator’s ruling, with one counterpart delivered to each party. An arbitrator may not award relief in excess of or inconsistent with the provisions of the I-Dealer Agreement or these T-Mobile Sales Policies, order consolidation or arbitration on a classwide basis, or award punitive, incidental, or consequential damages.

8.3.8	Preliminary and Ancillary Relief; Forum Selection; Consent to Personal Jurisdiction. Where preliminary or ancillary relief is sought by or against T-Mobile, such proceedings are governed by the I-Dealer Agreement. Where feasible, issues of preliminary and ancillary relief between I-Dealer and Sub-Dealer Site shall first be determined by an arbitrator selected in accordance with the provisions of this Agreement. In an emergency, however, when irreparable injury may occur before an arbitrator can be appointed and/or hear the matter, the aggrieved party may apply to a court for preliminary or ancillary relief. Any such application by Sub-Dealer Site shall be made in any state or federal court sitting nearest to I-Dealer’s headquarters having jurisdiction. Any such application by I-Dealer shall be made in any state or federal court (a) sitting nearest to I-Dealer’s headquarters, or (b) having jurisdiction. I-Dealer and Sub-Dealer Site irrevocably submit to the personal jurisdiction of such courts. Institution and prosecution of proceedings for preliminary or ancillary relief under this paragraph shall not be deemed to be a waiver of the parties’ agreement to arbitrate any claim not specifically addressed by this paragraph. Any court asked to consider preliminary and ancillary relief by either party shall enter such orders as it deems appropriate, but such orders shall be effective only until the matter can be decided by an arbitrator selected pursuant to this clause. Any claim asserted in such an action not seeking preliminary or ancillary relief shall be stayed or dismissed pending arbitration pursuant to paragraph 8.9.1.

8.3.10	Consolidation of Proceedings. At the Dealer’s sole option, any arbitration under the provisions of this Agreement may be consolidated with any other arbitration proceeding involving the Dealer and presenting similar issues of fact or law.

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EXHIBIT E

T-Mobile Premier I-Dealer Program Rules

A.	Incorporated I Dealer Agreement. These Program Rules (“Rules”) are part of the I- Dealer Agreement (“Agreement”) that has been executed by Company and I-Dealer. These Rules apply to all Subscriber Activations.

B.	Inconsistencies In Terms. If any inconsistency or conflict exists between these Rules and the Agreement, these Rules control. In such case and except as specifically stated herein, the provisions of the Agreement not inconsistent with these Rules remain in full force and effect.

C.	Advertising.

1.	The Company has made a significant investment to develop and promote advertising programs. The T-Mobile ® name is a protected trade name and service name. I-Dealer and Sub-Dealer Sites must receive prior approval for all advertising for Web Site featuring Company name, logos, images or marks, or information.

2.	I-Dealer acknowledges receipt of and agrees to adhere to the T-Mobile Internet Minimum Advertised Price Policy (“IMAPP”).

3.	I-Dealer and its Web Site shall adhere to all T-Mobile advertising guidelines when using the T-Mobile logo.

4.	I-Dealer is responsible for ensuring that advertising complies with all applicable laws and regulations.

D.	Activation Procedures. I-Dealer shall not be entitled to any Commission or to any other compensation with respect to any Subscriber, unless the following Activation procedures have been fully performed:

1.	Before making any commitment to a potential Subscriber regarding Wireless Service, I- Dealer shall display Company’s Terms and Conditions, as defined by the Company, on I-Dealer’s Web Site and shall require the potential Subscriber to acknowledge acceptance of Company’s terms and conditions by checking an “I agree to the terms and conditions of T-Mobile Wireless Service” box. I-Dealer will not process the potential Subscriber’s request for Service without the electronic acceptance from the potential Subscriber to Company’s Terms and Conditions.

2.	I-Dealer will contact the appropriate credit bureau utilized by Company and provide this agency with the appropriate information required for the potential Subscriber.

3.

I-Dealer will advise the potential subscriber if any deposit or advance payment is required. I-Dealer will obtain from the potential Subscriber the required deposit or advanced payment made payable to I-Dealer (not Company) regardless of whether payment is made by check, credit card, cash, or other method. I-Dealer shall keep the deposit funds in its own account and I-Dealer assumes all liability and responsibility for dishonored or invalid deposit payments, including without limitation, checks not honored due to insufficient funds (NSF), credit card charge-backs, unauthorized credit charges

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and the like. Wireless Service agreements for Subscribers provided by I-Dealer to Company shall indicate the amount of the deposit, if any, taken by I-Dealer. During the activation process, Company shall credit the Subscriber’s account the amount of the deposit. When Company processes a monthly commission check for I-Dealer, Company shall deduct from I-Dealer’s commissions for that month and any other payments due I-Dealer the amount of all deposits taken by I-Dealer during that month. Deductions from commissions shall be made for all deposits taken by I-Dealer, regardless of whether I-Dealer actually collects, or receives credit for the funds related to the deposit payments. If, after said deduction, I-Dealer owes funds to Company, Company shall invoice I-Dealer for the amount due. I-Dealer shall pay invoices within thirty (30) days of receipt of the invoice.

4.	I-Dealer may appoint agents or independent contractors (collectively, “Sub-Dealer Sites”) to promote, market, and sell the Wireless Service and Equipment only upon prior written approval of Company and under the terms and conditions contained in the Agreement, Exhibit D, or this Exhibit E, or as otherwise may be required by Company from time to time in its sole discretion. I-Dealer shall obtain Company’s prior written approval of an Sub-Dealer Site before I-Dealer enters into any agreement, contingent or otherwise, with any such Sub-Dealer Site.

4.1	Prior to appointment as an Sub-Dealer Site, each potential Sub-Dealer Site must first enter into the Sub-Dealer Site Agreement attached as part of Exhibit D. Company reserves the right to modify its terms, conditions and other rules governing Sub-Dealer Sites from time to time. I-Dealer agrees that upon notice of such modification, I-Dealer shall cause all Sub-Dealer Site Agreements to be amended to comply with such modification(s).

4.2	Upon Company’s approval of an Sub-Dealer Site, I-Dealer shall provide the Sub-Dealer Site with authorized T-Mobile information and images to be used by the Sub-Dealer Site.

4.3	The Sub-Dealer Site shall not directly Activate Company’s Wireless Service. In the event a prospective customer indicates a desire to Activate the Wireless Service, the Sub-Dealer Site shall cause the customer to link directly to I- Dealer’s web site for the purposes of reviewing the offer for Wireless Service and Company’s Terms and Conditions, and for completion of any sales transaction(s) or Activation. I-Dealer’s web site, from which customers may Activate the Wireless Service, shall identify the Sub-Dealer Site, but expressly disclose that such web site is “powered” by I-Dealer. I-Dealer shall be solely responsible for properly completing the Activation and Equipment fulfillment. I-Dealer shall also be solely responsible for resolving all issues associated with the Activation (except as otherwise stated in this Agreement), Equipment and shipping.

4.4

Sub-Dealer Sites shall not be permitted to i) present or offer any information regarding Company’s Rate Plans or Equipment without Company’s prior written approval, to be exercised in Company’s sole discretion; ii) collect, assemble or store any Subscriber, customer or customer information through or in connection with its operation of the Sub-Dealer Site; iii) perform credit checks; iv) carry or manage any Equipment inventory; v) Activate the Wireless Service, or fulfill or ship Equipment to a Subscriber; vi) engage in any type of direct marketing or direct sales activities directed to prospective customers, without Company’s prior

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written approval, to be exercised in Company’s sole discretion; or vii) depict, link to, or otherwise advertise any offensive or sexually explicit material.

4.5	Company, in its sole discretion, shall have the right to approve or disapprove of any proposed Sub-Dealer Site. Further, Company, in its sole discretion, may terminate any Sub-Dealer Site upon prior written notice to I-Dealer.

5.	Upon full performance of the steps described in this Section D and upon compliance with all of Company’s other requirements and procedures for the activation of the wireless telephone equipment, Company will activate the Wireless Service for the Subscriber.

E.	Promotions.

1.	Promotions are defined as promotional pricing on Equipment or airtime that is advertised through newspaper, radio, and television.

2.	Company is not obligated to offer promotions on Equipment, Accessories or airtime to I- Dealer, except in Company’s sole discretion.

F.	Miscellaneous.

1.	Prohibited Sales Activities. As set forth in the Agreement, all sales of Equipment and Wireless Service must be made from I-Dealer’s Web Site. Accordingly, I-Dealer and its Personnel shall not promote or sell Equipment or Wireless Service through retail stores or representatives, outbound telemarketing activities, direct mail activities, broadcast faxing activities, SPAM email solicitations as defined under federal and state law, catalog sales activities, text messaging to consumers or any other similar sales activity (“Prohibited Sales Activities”) without the prior written approval of Company, which approval shall be in Company’s sole discretion. In the event Company receives a complaint, claims or other notification and/or documentation evidencing that Dealer or its Personnel have promoted or sold Equipment or Wireless Service through Prohibited Sales Activity, Company shall be entitled to recover from Dealer liquidated damages in the amount of [***] per violation. If, during the term of this Agreement, Company resolves a claim relating to a violation for which Company has assessed and offset liquidated damages as described herein, for an amount less than [***], I-Dealer shall be entitled to a credit or reimbursement for any amounts assessed or offset in excess of the actual settlement amount paid in connection with such claim. If, at any time during the term of this Agreement, Company resolves a claim relating to a violation for which Company has assessed and offset liquidated damages as described herein, for an amount more than [***], I-Dealer shall be assessed such additional amounts of the actual settlement paid by the Company. Dealer agrees that this method of calculating liquidated damages, and any sum owing there from, reasonably estimates the damages Company will sustain as a result of Dealer’s breach of the prohibited sales activities described herein. Company shall be entitled to offset any liquidated damages assessed and settlement amounts paid to claimants as described herein from any amounts owed to I-Dealer. Nothing herein shall be construed to limit the parties’ respective rights or obligations under the provisions of Section 10.1 of the Agreement relating to Indemnity.

2.	Fraudulent Activities. Company considers the following activities to constitute fraud. Engaging in such activities will result in loss of commissions, money damages, and/or termination of the Dealer and its Personnel: (a) Churn Fraud: this occurs when a I- Dealer or its Personnel deactivates a Subscriber’s SIM Card, MSISDN or telephone

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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number, rate plan, or feature and, subsequently reactivates the same customer with a new SIM Card, MSISDN or telephone number, rate plan, or feature in order to receive compensation and/or activation credit, or to permit the Subscriber to receive a promotion or Equipment upgrade; (b) Activation Fraud: this occurs when a I-Dealer or its Personnel subscribes to the Wireless Service through the use of information fraudulently obtained from another person, or by simply using false identification, or pre-activates a handset prior to sale to a Subscriber; (c) Commission Fraud: this occurs when a I-Dealer or its Personnel modifies new or existing Subscriber accounts to artificially inflate commission and/or activation credit. By way of example, when a I-Dealer or its Personnel activates multiple pooled lines where the total number of lines activated exceeds the Subscriber’s service need, or by downgrading a Subscriber rate plan in order to add on a new line that pays a higher commission value, this constitutes Commission Fraud; (d) SIM Fraud: this occurs when a I-Dealer or its Personnel activate Wireless Service for a Subscriber using more than one SIM Card when a single SIM Card should suffice in order to receive compensation and/or activation credit. By way of example, when a I-Dealer or its Personnel activates multiple voice or data SIM Cards, rate plans or features when it is in the Subscriber’s best interest to have a single SIM Card, rate plan, or feature, this constitutes SIM Fraud. Activities which Company considers to be fraudulent are not limited to the foregoing and will result in the immediate termination of this Agreement in Company’s sole discretion.

3.	Prohibited Use of Company Promotional Slogans or Similar Names. I-Dealer and its Web Site shall not use promotional slogans or phrases in connection with any service or product if the slogan or phrase was first used by Company in connection with Company’s Wireless Service or Equipment (collectively, the “Protected Slogans”) unless I-Dealer has obtain Company’s prior written consent for any such use. Some examples of Protected Slogans include, but are not limited to, “Get More,” and “Get More From Life.” The foregoing prohibitions shall apply to, but not be limited to, the following uses: domain names, company names, advertising, promotional materials, signage, and all similar uses. I-Dealer shall not register or apply to register with any public or private entity any domain name, trademark or trade name that contains any Protected Slogans or Protected Words. Company shall have the right to immediately terminate any I-Dealer that breaches the provisions of this section. Company shall have the option to bring court proceedings to seek an injunction or other equitable relief to enforce any right, duty or obligation under this Section. To obtain injunctive or other equitable relief, Company shall not be required to post a bond or, if required by law or by the court, Dealer hereby consents to a bond in the lowest amount permitted by law and the parties agree that relief may be granted without proving monetary damages. This section shall in no way limit Company’s rights under this Agreement, at law, or in equity, regarding the improper or illegal use of Company’s intellectual property. The terms of this Section shall survive any termination of this Agreement.

4.	Liquidated Damages. Company may, in its sole discretion, require I-Dealer to pay liquidated damages that are [***] of I-Dealer’s compensation earned in the month prior to I-Dealer’s breach of the Agreement as an alternative to termination of this Agreement.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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G.	Company Approval.

1.	Any sales contests, Activation spiffs, or other forms of compensation offered to I-Dealer must receive prior written approval from the Vice President of Sales for Company in order to be valid.

This Exhibit E is subject to change upon five (5) days prior written notification by Company to I-Dealer.

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EXHIBIT F

List of Restrictions

1)	Excluded Rate Plans:

[***]

[***]

[***]

2)	Types of Subscribers

3)	Types of Equipment

4)	Amendment. This Exhibit F is subject to change upon five (5) days prior written notification by Company to I-Dealer.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT G

Web Site Terms and Conditions

A.	Web Site Terms and Conditions.

1.	I-Dealer shall perform, without charge to Company, such services as may be necessary to design, develop, host, and continuously maintain the Web Site. I-Dealer shall provide access to all proposed pages pertaining to Company for approval prior to posting. I-Dealer will make best efforts to keep information on its Web Site current at all times. In the event that Company at any time notifies I-Dealer, in its sole discretion, that it deems the Web Site or any elements thereof to contain inaccurate information regarding a Company Wireless Service offer, I-Dealer shall promptly revise and correct the applicable Web Site elements to Company’s satisfaction within a time frame not to exceed [***] hours, or Company has the immediate right to terminate this Agreement. In the event that Company at any time notifies I-Dealer, in its sole discretion, that it deems the Web Site or any elements thereof to be otherwise unsuitable, I-Dealer shall promptly revise and correct the applicable Web Site elements to Company’s satisfaction within a time frame not to exceed [***] hours, or Company has the immediate right to terminate this Agreement.

2.	With respect to Wireless Services, Company will be the owner of all information relating to any Company Subscriber collected by or for I-Dealer (including, without limitation, names, addresses, e-mail addresses, telephone numbers, information regarding Web Site usage and purchasing habits and other personally-identifying information) (collectively, “Subscriber Information”), along with all associated Intellectual Property Rights, and I-Dealer shall treat the same as Confidential Information. I-Dealer shall adopt policies to protect such Confidential Information with respect to Subscribers and potential Subscribers as Company may specify from time to time. To the extent that I-Dealer at any time has or obtains any right, title or interest with respect to any Subscriber Information or any associated Intellectual Property Rights, I-Dealer hereby assigns and agrees to assign the same to Company.

3.	I-Dealer shall take such actions (including, without limitation, execution of affidavits and other documents) as Company may request to effect, perfect or confirm Company’s ownership interests as set forth in paragraph 2 of this Exhibit G. Upon Company’s request, and in any event upon the expiration or termination of this Agreement, I-Dealer shall deliver to Company all copies of any Subscriber Information in its possession or control, upon such media as Company may reasonably request, along with such supporting documentation and information as Company may reasonably request in order to effectively make use of the same.

4.	I-Dealer represents, warrants and covenants that: (a) it possesses or will possess sufficient resources and rights in the Web Site in order to enter this Agreement and comply with its terms, including those contained in this Exhibit G; (b) it will perform the services described in section 1 above in a timely, professional, and workmanlike manner; and (c) nothing on the Web Site shall violate, misappropriate or infringe any Intellectual Property Rights of any third party or contain any materials which are obscene, libelous or defamatory.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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5.	I-Dealer shall make its best efforts to ensure that in any given twenty-four hour period during the term of this Agreement, the Web Site shall have an uptime of at least 98% (with industry standard downtime for maintenance, provided that such downtime not occur at peak traffic times). I-Dealer shall repair any malfunctions of the Web Site as promptly as reasonably possible after notice by any party of such condition. I-Dealer shall operate and continuously maintain its Web Site hereunder so as to promote and protect Company’s business and Wireless Service reputation

6.	I-Dealer shall take all commercially reasonable action to assure that its Web Site shall allow for Secure Collection and Maintenance of any Confidential Information relating to Subscribers or Subscribers.

I-Dealer shall report to Company as requested from time to time, the following information: Number of Hits for Home Page featuring Company’s Wireless Services, Average Number of Page Views (Impressions) of Company’s Products and Wireless Services, Summary of Sales Transactions for Company’s Products and Services, Subscriber Information, and Evidence of the Subscriber’s Acceptance of the terms and conditions applicable to the Subscriber’s Service.

Amendment. This Exhibit G is subject to change upon ten (10) days prior written notification by Company to I-Dealer.

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EXHIBIT H

Definitions

A.	Definitions. In addition to the terms defined in the Agreement, the following terms will have the meanings set forth below:

Activation. The commencement of Wireless Services by Company to a valid Subscriber’s SIM Card and assignment of a wireless MSISDN or telephone number assigned to Equipment purchased by a Subscriber in accordance with the terms of this Agreement. Each new SIM Card assigned to a valid Subscriber’s account under the terms of this Agreement constitutes an Activation; provided, however, that combined voice and data rate plans shall qualify as only one Activation. Features added onto an existing rate plan, or SIM Card, shall not qualify as separate Activations. Notwithstanding any other provision herein, multiple pooled rate plans and shared rate plans shall constitute only one Activation, irrespective of how many lines are added, and shall be eligible for Rate Plan Incentives and related compensation only for the voice plan originally activated.

Activation Date. The date on which Company commences Wireless Service to a valid Subscriber’s SIM Card and assigns a wireless MSISDN or telephone number assigned to Equipment purchased by a Subscriber originating from an I-Dealer or its Web Site or a Sub-Dealer Site.

Area. The collective geographic areas, set forth in Exhibit B, in which the Company provides Wireless Service and with respect to which the I-Dealer may act as an authorized I-Dealer for Company pursuant to this Agreement.

Billing Month. Each billing cycle, consisting of approximately thirty (30) days, used by Company to bill its Subscribers for Wireless Service.

Charge Back. A reduction in the I-Dealer’s compensation by the amount of any compensation earned for an original Activation or Prepay Activation.

Deactivation. Termination of Wireless Service for any reason to the SIM Card, or wireless MSISDN or telephone number assigned to a Subscriber. For purposes of calculating compensation owed to I-Dealer, a Deactivation shall mean termination of a Subscriber’s voice, data or combined voice and data rate plan, or commissionable data feature, for which Company has paid, or agreed to pay, compensation. A Subscriber may substitute wireless Equipment or Wireless Service plans, per the terms of their agreement with Company, without being considered deactivated, so long as the same MSISDN or telephone number is maintained and so long as Subscriber continues on a Company rate plan.

Equipment. Any approved voice, data, or combined voice and data devices, handsets, telephones, or related equipment or accessories to be used on Company’s network, including SIM Cards.

GSM. Global System for Mobile Communication.

Intellectual Property Rights. All copyright, trademark, service mark, trade secret, patent and other intellectual property rights (including all rights of registration or renewal thereof and all causes of action relating thereto).

T-Mobile USA, Inc. Confidential

Market. The covered population in the geographic area which boundaries are defined by the Federal Communication Commission Licenses referenced in Exhibit B.

Marks. All service marks, trademarks and trade names used by Company, including, but not limited to, the mark T-Mobile ®.

Marks Rules. The rules and procedures relating to Company’s Marks and set forth in Exhibit I.

MSISDN. Mobile Station International Subscriber Directory Number.

New Gross Subscribers. Calculated as follows: for each Billing Month, the number of new Subscribers that (i) were submitted by I-Dealer and accepted by Company; (ii) whose Activation Date was in that Billing Month and whose Wireless Service was not Deactivated by the end of that Billing Month; and (iii) who have not previously subscribed to Company’s Wireless Service within the [***]. New Gross Subscribers shall not include pre-paid customers, customers on restricted rate plans, or Subscribers of rate plans excluded under Exhibit F.

New Net Subscribers. Calculated as follows: for each Billing Month, the number of New Gross Activations, less the number of previous Activations that became subject to Charge Backs in that month.

Sub-Dealer Sites. World wide web sites owned and operated by third party companies, in a contractual relationship with I-Dealer, in which I-Dealer provides functionality for consumers to compare, shop and purchase Company’s Equipment and Services pursuant to the terms and conditions of this Agreement.

Personal Identification Number (“PIN”). The unique number issued by Company necessary to activate Company’s Wireless Service with a Prepay Card.

Personnel. I-Dealer’s employees, employees of Sub-Dealer Sites, agents, independent contractors, and licensees. [***]

Prepay Activation. The commencement of Wireless Service by Company to a valid Subscriber’s SIM Card and assignment of a wireless MSISDN or telephone number assigned to Equipment purchased by Subscriber in accordance with the terms of this Agreement. Commencement of Wireless Service to the valid Subscriber’s wireless MSISDN or telephone number must be accompanied by a minimum credit to Subscriber’s prepay account of at least [***] Each new wireless MSISDN or telephone number assigned to a valid Subscriber’s account, accompanied by a [***] credit to Subscriber’s account, under the terms of this Agreement constitutes a Prepay Activation, except as otherwise provided herein. Multiple pooled or shared rate plans shall constitute only one activation, irrespective of how many lines are added, and shall be eligible for a full commission payment only when originally activated for a Subscriber.

Prepay Cards. Prepay Products in the form of a plastic card or coupon.

Prepay Products. Company’s Product’s (including, without limitation, Prepay Cards) that permits Subscribers to purchase Wireless Service in advance for use over Company’s wireless network by means of a unique PIN assigned to each product.

***	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

T-Mobile USA, Inc. Confidential

SIM Card. Any Subscriber Identity Module component supplied exclusively by the Company necessary for the operation of any GPRS or GSM voice and/or data devices, telephones or related Equipment.

Solicit. To advertise, market, otherwise petition visitors for a request to purchase Equipment and/or Services from the Company.

Subscriber. Customers, subscribers, or end users purchasing the Equipment and activating a new rate plan for Wireless Service through I-Dealer or its Personnel in the Area. Each individual or business entity that (i) places a new order for Wireless Service through I-Dealer or its Personnel that is accepted by Company, (ii) uses Company’s Equipment to access the Wireless Service, and (iii) for which a SIM Card and the Wireless Service is Activated, is a Subscriber. For purposes of calculating compensation owed to the I-Dealer, where an individual or business entity places more than one order for Wireless Service and each order is assigned a different SIM Card, each order will be treated as a separate Subscriber if the order is accepted by Company and if the Wireless Service is activated on that order; provided, however, that the order does not violate Company’s Fraudulent Activities policy in Exhibit E, Section F.2, and further provided that multiple pooled or shared rate plans shall constitute only one Activation, except as specifically noted.

Subscriber Information. With respect to the Wireless Services, any information gathered by or for I-Dealer or its Web Site including, without limitation, names, addresses, e-mail addresses, telephone numbers, and other personally identifying information about an actual Subscriber, whether or not such information was gathered prior to the commencement of the Agreement.

URL. Uniform Resource Locator.

Visitor. Any person visiting the Web Site.

Web Site. I-Dealer’s electronic commerce and direct response marketing programs [not including broadcast faxing, telemarketing, SPAM email, etc.], including the marketing of a variety of products and services including telecommunications products and services through its world wide web site on the Internet, sites that it hosts on behalf of its Sub-Dealer Sites, wireless distribution partners and affiliates, and In-bound telemarketing. I-Dealer’s programs will be developed, operated and maintained by I-Dealer pursuant to the terms of this Agreement, committed to the promotion, marketing and solicitation of Service and Equipment. Specifications for a Web Site are fully set forth on Exhibit G. For the purposes of this Agreement, Web Site shall also mean a world wide web site, developed, or to be developed, operated and maintained by I-Dealer pursuant to the terms of this Agreement, committed to the promotion, marketing and solicitation of Service and Equipment. Specifications for a Web Site are fully set forth on Exhibit F.

Wireless Service. Wireless communication service, including voice and data service, provided by Company utilizing authorized digital frequencies assigned by the Federal Communications Commission and accessed by digital wireless telephone equipment.

B.	Amendment. This Exhibit H is subject to change upon thirty (30) days prior written notification by Company to I-Dealer.

T-Mobile USA, Inc. Confidential

EXHIBIT I

Marks Rules

A.	Incorporated Agreement. These Marks Rules (“Rules”) are part of the Dealer Agreement (“Agreement”) that has been executed by Company and Dealer. These Rules apply to Dealer’s use of Company’s trademarks and service marks, as well as any and all trademarks and service marks licensed to Company by its subsidiaries, affiliates and parent companies (“Marks”), as well as its slogans and the image of Company’s spokesperson, Catherine Zeta-Jones.

1.	Authorization to Use Marks.

Dealer must obtain Company’s prior written consent to use and reproduce the Marks as Company and/or Company’s licensors of sublicensed Marks may authorize in writing from time to time and solely in connection with the performance of Dealer’s obligations under the Agreement.

2.	Registration Symbols.

When using the Marks, Dealer must use the proper notice symbol to reflect whether a Mark is registered or unregistered. There are three types of symbols:

•	® indicates a trademark registered in the United States.

Example: T-MOBILE®

•	™ indicates an unregistered trademark, i.e., a term used as an adjective to identify a Company product.

Example: SIDEKICK™

•	SM indicates an unregistered service mark, i.e., a term used as an adjective to identify a Company service.

Example: MEGATONESSM

These symbols must be placed on each of the Marks the first time that a Mark appears in a document, the first time a Mark appears on a page (including on a Web page), and on all media.

A list of the Company’s principal trademarks and service marks, and trademarks and service marks that are licensed to the Company by its parent corporation, Deutsche Telekom AG, are attached at the conclusion of these Marks Rules.

T-Mobile USA, Inc. Confidential

If Dealer has any questions about the current registration status of any of the Company’s Marks, please direct inquiries to Company’s Intellectual Property Counsel at IPCOUNSEL@,t-mobile.com.

3.	Use of Marks

•	Always use a Mark as an adjective modifying a noun. Do not use a Mark as a noun.

Correct: “T-MOBILE® global wireless services.”

Incorrect: “T-MOBILE® can be used around the world.”

Correct: “Access the Internet with the SIDEKICK™ device.”

Incorrect: “Access the Internet with SIDEKICK™.”

•	Use Marks (other than logos) in block letters only.

Correct: “FAMILYTIME®”

Incorrect: “FamilyTime®”

•	Use Marks exactly as used by Company, without varying the spelling, abbreviating, adding or deleting hyphens, breaking one word into two or more words, pluralizing, or making possessive through use of apostrophes.

Incorrect: “TMO®” (abbreviation)

Incorrect: “TMOBILE®” (omitting a hyphen that is part of the mark as used by Company)

Incorrect: “FAMILY-TIME®” (inserting a hyphen that is not part of the mark as used by Company)

Incorrect: “We sell SIDEKICK™-related products” (inserting a hyphen between the mark and surrounding words)

Incorrect: “EASY SPEAK®” (breaking one mark into two words)

Incorrect: “EASYSPEAKSSM plans” (pluralizing)

Incorrect: “HOTSPOT’sSM Internet services” (possessive)

•	Use logos exactly as used by Company, without any alteration or modification to the design, words, colors and/or proportions.

•	Keep Marks visually distinct from other text, images or materials. In particular, keep the T-MOBILE® logo as a stand-alone icon, without other marks or logos grouped with it. Only Company Marks may be used in conjunction with the T-MOBILE® logo.

•	Do not use Marks in conjunction with the marks or logos of other wireless service providers or other third parties.

T-Mobile USA, Inc. Confidential

4.	Notices

Dealer must include the following legend, as a footnote or footer that conspicuously appears in the same document or on the same page as the Marks:

“T-MOBILE® [and LIST OTHER MARKS MARK/S] are registered and/or unregistered trademarks and/or service marks of Deutsche Telekom AG, T-Mobile USA, Inc., and/or their subsidiaries and affiliates.”

5.	Additional Rules

•	Dealer may not use the Marks, or confusingly similar versions of the Marks, as all or part of a company name or trade name, whether registered or not.

•	Dealer may not use the Marks, or confusingly similar versions of the Marks, in a domain name. If Dealer uses the Marks in this manner, Dealer will be required to transfer ownership of the domain name to Company.

•	Dealer may not register or apply to register the Marks, or confusingly similar versions of the Marks, in any fashion.

•	Dealer may not use the Marks, or confusingly similar versions of the Marks, in a manner that implies Company’s sponsorship or endorsement.

•	Dealer may not use the Marks, or confusingly similar versions of the Marks, in a manner that is inaccurate, distasteful or that disparages Company. Dealer may not use the Marks, or confusingly similar versions of the Marks, in any manner that Company determines, in its sole discretion, diminishes or damages Company’s goodwill in the Marks.

•	Upon termination of the Agreement for any reason, Dealer must deliver to Company all literature, materials, business cards, signs, labels, and other documents, and all registrations, upon which or in which the Marks appear.

•	Company reserves the right to review any use of the Marks at any time. Dealer must provide Company with specimens of Mark usage prior to use, and a reasonable opportunity to review and approve Dealer’s use of the Marks prior to their use.

•	Certain Company products and/or services include products and/or technology of third parties. Dealer may not use any marks of third parties without their express permission.

•	Dealer may not use the image of Company’s spokesperson, Catherine Zeta-Jones, in any manner without Company’s prior written authorization.

•	For purposes of these Marks Rules, Company’s current and former toll-free telephone numbers will be treated as Marks, including but not limited to:

1-800-T-MOBILE

T-Mobile USA, Inc. Confidential

•	For purposes of these Marks Rules, the following present and former trading symbols of Deutsche Telekom AG, the Company and certain of the Company’s subsidiaries and affiliates will be treated as Marks:

DT

VSTR

AERL

OMPT

PTEL

Dealer may not use any of these trading symbols in any manner whatsoever.

B.	Reservation of Rights. Company may begin using new Marks, modify and revise its Marks, and abandon use of its Marks at any time and in its sole discretion.

C.	Amendment. This Exhibit H is subject to change upon thirty (30) days prior written notification by Company to Dealer.

T-Mobile USA, Inc. Confidential

T-MOBILE USA, INC.

PRINCIPAL TRADEMARKS

As of 2/5/03

Deutsche Telekom AG	T-Mobile USA, Inc.

Registered	Registered

T-MOBILE®	EASYSPEAK®
®	FAMILYTIME®
___________________	GET MORE®
___________________	GET MORE FROM LIFE®
®	GET MORE MAX®
GET MORE PLUS®
MOBILESTAR®
______________	THE GET MORE PROMISE®
VOICESTREAM®
_______________	VSTREAM®
WHENEVER MINUTES®

Unregistered	Unregistered

T-ZONESSM	GET MORE 3000SM
WORLDCLASSSM	MEGATONESSM
SM	MINUTOS CUANDO QUIERASSM
_____________	RECIBE MASSM
_____________	RECIBE MAS DE 3000SM
RECIBE MAS DE LA VIDASM
SM	RECIBE MAS PLUSSM
RECIBE MAS Y MASSM
SIDEKICK™
__________________	TALK & TEXTSM
TIEMPOFAMILIARSM
_________________	VOZY TEXTOSM
WHENEVER, WHEREVER MINUTESSM

SM	[GRAPHIC]
________________
_____________

T-Mobile USA, Inc. Confidential